                          FIRST NORTHERN BANK OF DIXON
                 195 North First Street, Dixon, California 95620

              BANK HOLDING COMPANY PROPOSED--YOUR VOTE IS IMPORTANT


March 27, 2000

Dear Shareholder:

     The annual meeting of shareholders of First Northern Bank of Dixon will be held this year at the Bank's Operations Center, located at 210 Stratford Avenue, Dixon, California, on Thursday, April 27, 2000, at 7:30 p.m.
We look forward to your attendance.

     The following Proxy Statement/Offering Circular outlines the business to be conducted at the meeting, which, in addition to the election of directors and the ratification of KPMG LLP as the Bank's independent auditors, includes a proposal to create a "bank holding company." YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THESE PROPOSALS AND WE URGE YOU TO VOTE FOR THEM.

     The full description of the proposals, the reasons for them and their possible effects are outlined at length in the Proxy Statement/Offering Circular. We urge you to read it carefully so that you may vote your interests.

     The Board of Directors of First Northern Bank of Dixon has unanimously voted in favor of creating a "bank holding company" to be called First Northern Community Bancorp. Under this proposal, you would exchange your Bank shares for shares in the Holding Company. Thus, instead of owning the Bank directly, you would own shares in the Holding Company which would own the entire economic interest in the Bank. If the bank holding company reorganization is completed, for each share of Bank common stock that you own, you will receive one share of the Holding Company common stock. No surrender of your Bank share certificates will be required as they will be deemed to constitute shares of the Holding Company.

     The reorganization will also be the subject of a fairness hearing conducted by the Commissioner of Corporations of the State of California to be held at 2:00 p.m. on April 25, 2000, at 1390 Market Street, suite 810, San Francisco, California, as described in the accompanying Proxy Statement/Offering Circular. The notice of the fairness hearing is included along with the enclosed notice of annual meeting of shareholders and Proxy Statement/Offering Circular. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

     This new corporate structure will give the Bank greater financial and corporate flexibility to make acquisitions. In addition, the new structure will allow the Bank to participate in activities through the Holding Company, which are not permissible for the Bank to engage in directly. The Holding Company will be permitted to engage directly in non-bank activities, such as selling insurance and securities, providing financial consulting and investment services and providing data processing services to other financial institutions. After the reorganization, the nature of the business conducted by the Bank will not change.

     Whether or not you plan to attend the meeting, please take the time to complete and mail your proxy to us. If you do not indicate on your proxy how you want to vote, your proxy will be counted as a vote in favor of the proposal. If you fail to return your proxy, you will in effect vote against the proposal.

     The proposal to create a holding company cannot be completed unless THE COMMISSIONER OF CORPORATIONS ISSUES A PERMIT AUTHORIZING ISSUANCE OF SECURITIES BY THE HOLDING COMPANY AND holders of a majority of the outstanding shares of the Bank vote for it. WE STRONGLY SUPPORT THE ORGANIZATION OF A BANK HOLDING COMPANY AND RECOMMEND THAT YOU VOTE IN FAVOR OF IT.

     Thank you for your continued support.

Sincerely,


Diane P. Hamlyn                           Owen J. Onsum
Chairman of the Board                     President and Chief Executive Officer


THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER CERTAIN STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS, NOR ANY STATE SECURITIES AUTHORITIES, OTHER THAN THE CALIFORNIA DEPARTMENT OF CORPORATIONS, HAVE APPROVED OR DISAPPROVED OF THE ISSUANCE OF THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, NOR HAVE SUCH AGENCIES PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES TO BE ISSUED IN THE REORGANIZATION ARE NOT DEPOSITS OR ACCOUNTS, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

                               STATE OF CALIFORNIA
                               -------------------

                           DEPARTMENT OF CORPORATIONS
                           --------------------------


                                            )
In the matter of the                        )
Application of                              )        NOTICE OF HEARING
FIRST NORTHERN COMMUNITY BANCORP            )        PURSUANT TO
a California corporation                    )        SECTION 25142
                                            )        OF THE CALIFORNIA
For the Qualification by Permit of          )        CORPORATIONS CODE
its Securities Under Section 25121          )
of the Corporate Securities Law of 1968.    )        File No. 506-1972

To:      Shareholders of First Northern Bank of Dixon

                           NOTICE OF FAIRNESS HEARING
                           --------------------------

     NOTICE IS HEREBY GIVEN that a hearing for a permit authorizing the issuance of securities by First Northern Community Bancorp, a California corporation (the "Holding Company"), pursuant to an Application for Qualification of Securities under section 25121 of the California Corporate Securities Law of 1968 filed March 6, 2000, will take place on April 25, 2000 at 2:00 p.m. in the Hearing Room of the Department of Corporations of the State of California at 1390 Market Street, Suite 810, San Francisco, California 94102-5303. Said hearing will be held before Mr. William Kenefick, Acting Commissioner of Corporations of the State of California, or any such Assistant Commissioner or Corporations Counsel as may be designated, pursuant to the authority of section 25142 of the California Corporations Code and will be in accordance with the provisions of Title 10, California Administrative Code, sections 250.17 through 250.25.

                        FACTS GIVING RISE TO THE HEARING
                        --------------------------------

     First Northern Bank of Dixon (the "Bank"), a California state-chartered bank, proposes to reorganize into a bank holding company form and become a wholly-owned subsidiary of the Holding Company ("Reorganization"), pursuant to an Agreement and Plan of Reorganization among the Holding Company, the Bank and FNCB Merger Corp. dated as of March 21, 2000 (the "Agreement and Plan of Reorganization"). The following statement of facts has been supplied to the Department of Corporations by the Holding Company. Shareholders of the Bank would receive shares of common stock of the Holding Company in exchange for their shares of the common stock of the Bank. It will not be necessary for
                                                      ---
shareholders to surrender their Bank share certificates as such certificates, until exchanged, will represent shares of the Holding Company. It is proposed that this offering of common stock of the Holding Company in exchange for the common stock of the Bank will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration set forth in section 3(a)(10) of the Act. Accordingly, the Holding Company has requested a permit from the California Commissioner of Corporations following a public hearing (which hearing is the subject of this Notice), conducted pursuant to section 25142 of the California Corporate Securities Laws of 1968.

     For further information concerning the Exchange, reference is made to the Application for Qualification of Securities of the Holding Company and exhibits filed therewith at the San Francisco office of the Department of Corporations on March 6, 2000, File No. 506-1972 (the "Application"). The Proxy Statement/Offering Circular (attached to the Application as Exhibit B) contains a detailed explanation of the terms of the proposed Exchange, as well as financial statements of the Holding Company and the Bank. The information contained in the Proxy Statement/Offering Circular being sent to the Shareholders of the Bank is hereby incorporated herein by reference.

                                   THE HEARING
                                   -----------

     Any interested person may be present at the hearing and may, but need not, be represented by counsel. Such person will be given an opportunity to be heard. Any interested person will be entitled to the issuance of subpoenas to compel the attendance of witnesses and the production of books, documents, and other items by applying to the Department of Corporations, 1390 Market Street, Suite 810, San Francisco, CA 94102-5303, Attn: Roger Borgen, Esq., Senior Corporations Counsel, if reasonably, properly and timely requested. If you are interested in said matter and decide to do so, you may appear in favor of, or in opposition to, the granting of such Permit. If you are unable to attend, correspondence regarding this hearing may be directed to the Department of Corporations, 1390 Market Street, Suite 810, San Francisco, CA, 94102-5303, Attn: Roger Borgen, Esq., Senior Corporations Counsel.

     The hearing will be based upon the Application and all papers and documents filed in connection therewith. The hearing will be for the purpose of enabling the Commissioner of Corporations to determine the fairness of the terms and conditions of the Exchange. Section 25142 of the California Corporations Code authorizes the Commissioner of Corporations to hold such a meeting when securities will be issued in exchange for other outstanding securities, to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just and equitable.

     APPROVAL OF THE EXCHANGE BY THE COMMISSIONER OF CORPORATIONS WILL NOT SIGNIFY AN ENDORSEMENT OR RECOMMENDATION BY THE COMMISSIONER OF CORPORATIONS. The shareholders of the Bank will have the opportunity to vote to accept or reject the Reorganization at the annual meeting of shareholders to be held by the Bank on April 27, 2000.

Dated:  March 27, 2000
San Francisco, California.

                                WILLIAM KENEFICK
                                Acting Commissioner of Corporations


                                By  /s/ Roger Borgen
                                   --------------------------------
                                    Roger Borgen, Esq.
                                    Senior Corporations Counsel

                          FIRST NORTHERN BANK OF DIXON
                 195 North First Street, Dixon, California 95620


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 27, 2000


To the Shareholders of First Northern Bank of Dixon:

The Meeting of Shareholders of First Northern Bank of Dixon will be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California 95620, on Thursday, April 27, 2000 at 7:30 p.m. to:

1. Elect the following eleven (11) directors to serve until the next annual meeting of Shareholders and until their successors are elected and qualified:

         Lori J. Aldrete                                  William H. Jones, Jr.
         Frank J. Andrews, Jr.                            Foy S. McNaughton
         John M. Carbahal                                 Owen J. Onsum
         Gregory DuPratt                                  David W. Schulze
         John F. Hamel                                    Thomas S. Wallace
         Diane P. Hamlyn

2. Ratify the appointment by the Board of Directors of KPMG LLP to act as independent auditors of the Bank for the year ending December 31, 2000.

3. Consider and vote upon a proposal to organize a bank holding company for the Bank in a transaction in which the existing shareholders of the Bank would become the shareholders of the Holding Company.

4. Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     Shareholders of record at the close of business February 29, 2000, are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

     You are strongly encouraged to attend the Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS


Diane P. Hamlyn                           Owen J. Onsum
Chairman of the Board                     President and Chief Executive Officer

Dated:  March 27, 2000

-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.
-------------------------------------------------------------------------------

                          FIRST NORTHERN BANK OF DIXON
                 195 North First Street, Dixon California 95620

                                 PROXY STATEMENT

                        FIRST NORTHERN COMMUNITY BANCORP

                                OFFERING CIRCULAR

     This Proxy Statement/Offering Circular is furnished to the shareholders of First Northern Bank of Dixon (the "Bank") in connection with the solicitation of proxies to be used in voting at the Meeting of Shareholders of the Bank to be held on April 27, 2000, at 210 Stratford Avenue, Dixon, California at 7:30 p.m., and at any adjournment or postponement thereof (the "Meeting").

     This Proxy Statement/Offering Circular outlines the business to be conducted at the Meeting, which, in addition to the election of directors and the ratification of KPMG LLP as the Bank's independent auditors, includes a proposal to create a "bank holding company" named First Northern Community Bancorp (the "Holding Company"), a California corporation. Under the bank holding company proposal, each shareholder of common stock of the Bank would receive for each share of stock in the Bank one share of common stock in the Holding Company (the "Reorganization"). The full description of the proposals, the reasons for them and their possible effects are outlined at length in this Proxy Statement/Offering Circular.

     This Proxy Statement also constitutes an offering circular of the Holding Company with respect to up to 3,082,640 shares of common stock of the Holding Company, and the solicitation of shareholders of the Bank to ratify and approve the Reorganization constitutes an offering by the Holding Company of the shares of its common stock to be issued in connection with the Reorganization. This transaction is exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), by reason of the exemption set forth in Section 3(a)(10) thereof.

     No person has been authorized to give any information or to make any representations not contained in this Proxy Statement/Offering Circular, and, if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement/Offering Circular does not constitute an offer to sell, or the solicitation of a proxy, to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of a proxy. Neither the delivery of this Proxy Statement/Offering Circular nor any distribution of the securities made under this Proxy Statement/Offering Circular shall, under any circumstances, create an implication that there has been no change in the affairs of the Bank or the Holding Company since the date of this Proxy Statement/Offering Circular.

                           ---------------------------

THE SECURITIES TO BE ISSUED IN THE REORGANIZATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER CERTAIN STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS

UNDER SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE
FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE CALIFORNIA DEPARTMENT OF FINANCIAL INSTITUTIONS, NOR ANY STATE SECURITIES AUTHORITIES, OTHER THAN THE CALIFORNIA DEPARTMENT OF CORPORATIONS, HAVE APPROVED OR DISAPPROVED OF THE ISSUANCE OF THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, NOR HAVE SUCH AGENCIES PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                      -2-

THE SECURITIES TO BE ISSUED IN THE REORGANIZATION ARE NOT DEPOSITS OR
ACCOUNTS, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

                          ---------------------------

      The date of this Proxy Statement/Offering Circular is March 27, 2000.

     This Proxy Statement/Offering Circular and the enclosed Proxy are being mailed to the Bank's shareholders on or about March 27, 2000.

                          FIRST NORTHERN BANK OF DIXON
                        Proxy Statement/Offering Circular

                                TABLE OF CONTENTS
                                                                           Page

AVAILABLE INFORMATION                                                        7

INTRODUCTION                                                                 9
         Voting Rights and Vote Required                                     9
         Voting of Proxies; Quorum                                          10
         Revocability of Proxy                                              10

PROPOSAL 1 - ELECTION OF DIRECTORS                                          10
         Nominees                                                           10
         Committees of the Board of Directors of the Bank                   12
         Board of Directors Meetings                                        12
         Compensation of Directors                                          13

EXECUTIVE  COMPENSATION                                                     14
         Summary Compensation Table                                         14
         Stock Options                                                      14
         Employment Agreements                                              16
         Profit Sharing Plan                                                16
         Stock Option Plan                                                  17
         Certain Transactions                                               17
         Employee Stock Purchase Plan                                       17
         Compensation Committee Interlocks and Insider Participation        18
         Report of the Compensation Committee of the Board of Directors
           on Executive Compensation                                        18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT                                                            20
         Section 16(a) Beneficial Ownership Reporting Compliance            22
         Stock Performance Graph                                            22

PROPOSAL 2 - RATIFICATION OF AUDITORS                                       22

PROPOSAL 3 - ORGANIZATION OF A BANK HOLDING COMPANY                         23
         Summary                                                            23
                  Bank Holding Company                                      23
                  Shareholder Approval                                      24
                  What Should Shareholders Do?                              24
                  Directors Approval                                        24
                  No Dissenters' Appraisal Rights                           24
                  The Companies                                             25
                  The One-For-One Exchange Ratio and Market Value           25
                  Per Share Summary of the Bank and Pro Forma per Share
                    Summary of the Holding Company                          25
                  Management                                                26
                  Board of Directors                                        26
                  Holding Company Option and Stock Purchase Plans           26

                 Differences between Holding Company Stock and Bank Stock   26
                  Anti-Takeover Provisions                                  26
                  Certain Federal Income and California Tax Consequences    27
                  Dividends                                                 28
         Risk Factors                                                       28
                  The Holding Company's Financial Condition                 28
                  Banking Institutions                                      28
                  Anti-Takeover Provisions                                  28
         Bank Holding Company Reorganization                                29
                  Reasons for the Proposal                                  29
                  Description of the Reorganization                         29
                  Conversion of Shares and Exchange of stock Certificates   29
                  Regulatory Approvals                                      30
                  Affiliate Restrictions                                    30
                  Conditions of Consummation                                30
                  Other Considerations                                      31
                  Expenses                                                  31
                  Certain Federal Income and California Tax Consequences    32
                  No Appraisal Rights for Dissenting Shareholders           32
                  Accounting Treatment                                      33
         Anti-Takeover Measures                                             33
                  The Purpose of the Anti-Takeover Provisions               33
                  Summary of Fair Price and Supermajority Vote Provisions   33
                  Consideration of Non-Monetary Factors                     35
                  Director Qualification and Nomination Procedures          35
                  Cumulative Voting                                         36
                  Additional Considerations                                 36
         Market Prices of Stock                                             37
                  The Holding Company                                       37
                  The Bank                                                  37
         Dividends                                                          37
                  The Holding Company                                       37
                  The Bank                                                  38
         Capitalization                                                     38
         Financial Statements                                               39
         History and Business of the Holding Company                        39
                  General                                                   39
                  Employees                                                 39
                  Board of Directors                                        39
                  Remuneration of Directors and Officers                    40
                  Indemnification                                           40
         History and Business of the Bank                                   41
                  General                                                   41
                  Competition                                               42
                  Employees                                                 43
                  Property                                                  43
                  Year 2000                                                 43
                  Litigation                                                43
                  Board of Directors and Officers                           43
         Compensation of Executive Officers and Directors                   43
                  Executive Officers' and Directors' Compensation           43
                  Committees and Meetings of the board of Directors         43
         Certain Transactions                                               44

         Supervision and Regulation                                         44
                  Holding Company Regulation                                44
                  Capital                                                   44
                  Additional Regulation                                     45
                  Dividend Regulation                                       45
                  Government Policies and Legislation                       46
                  Recently Enacted Legislation                              46
         Comparative Description of Common Stock                            47
                  General                                                   47
                  Authorized Capital                                        47
                  Voting Rights                                             48
                  Liquidation Rights                                        48
                  Preemptive Rights                                         48
                  Cumulative Voting                                         48
                  Indemnification                                           48
                  Dividend Rights                                           49
                  State Anti-Takeover Statute                               49
                  Anti-Takeover Provisions                                  49
         Reports                                                            50
         Legal Opinion                                                      50
         Shareholder Proposals                                              50
         Other Matters                                                      51
ANNEX I    Agreement and Plan of Reorganization and Agreement of Merger     52
ANNEX II   Articles of Incorporation of First Northern Community Bancorp    57

                              AVAILABLE INFORMATION

     The Bank is subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the "FDIC"). Copies of such reports, proxy statements, the Bank's annual disclosure statement required by Part 350 of the FDIC's regulations and other information can be obtained without charge by contacting James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620, (707) 678-3041.

     The following documents which were previously filed or which will be filed with the FDIC pursuant to the Exchange Act and are incorporated herein by reference:

     The Bank's Annual Report on Form 10-K for the year ended December 31, 1999 (to be filed); the Bank's Annual Report on Form 10-K for the year ended December 31, 1998; and the Bank's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999; all other reports filed with the FDIC under the Exchange Act after the date of this Proxy Statement/Offering Circular.

     The Holding Company is a newly formed corporation organized at the direction of the Bank's Board of Directors for the purpose of acquiring voting control of the Bank and thereby becoming a bank holding company. For further information with respect to the Reorganization, reference is made to the Agreement and Plan of Reorganization which is incorporated by reference herein and attached as Annex I. As a newly formed corporation, the Holding Company has not been subject to the requirements of the Exchange Act, and there is currently no public market for its common stock. However, pursuant to the Reorganization, the Bank's reporting obligations to the FDIC will cease, and the Holding Company will assume reporting responsibilities with the Securities and Exchange Commission under the Exchange Act, which are similar to the responsibilities previously performed by the Bank with respect to the FDIC.

     The Holding Company has filed with the California Department of Corporations an application (together with any exhibits, amendments or supplements thereto, the "Application") for a fairness hearing pursuant to
Section 21542 of the California Corporations Code and for a permit to authorize the issuance of the shares of the common stock of the Holding Company to be issued by it in connection with the Reorganization described in this Proxy Statement/Offering Circular. This Proxy Statement/Offering Circular constitutes part of the Application covering the shares to be offered pursuant to the Reorganization by the Holding Company. This Proxy Statement/Offering Circular does not contain all the information set forth in the Application and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the California Department of Corporations. The additional information may be inspected at the Division of Securities Regulation of the California Department of Corporations, 1390 Market Street, Suite 810, San Francisco, California 94102-5303 and at any branch location of the Bank. Statements contained in this Proxy Statement/Offering Circular as to the contents of any contract or document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Application, each such statement being qualified in all respects by such reference.

     This Proxy Statement/Offering Circular incorporates documents by reference, certain of which are attached to this Proxy Statement/Offering Circular. The Holding Company documents not attached (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Offering Circular is delivered, without charge, upon request to: James
S. Duke, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620, (707) 678-3041. The Bank documents not attached (other than exhibits to such documents, unless such documents are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Offering Circular is delivered, without charge, upon request to James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620, (707) 678-3041. The Application documents not attached (other than exhibits to such documents, unless such documents are specifically incorporated by reference) are available to any person, including any beneficial owner to whom this Proxy Statement/Offering Circular is delivered, without charge, upon request to James S. Duke, Corporate Secretary, First Northern Bank of
Dixon, 195 North First Street, Dixon, California 95620, (707) 678-3041. In order to ensure timely delivery of the documents, any requests to either the Holding Company or the Bank should be made by April 20, 2000.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Offering Circular in connection with the solicitation of proxies or the offering of the securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Bank, the Holding Company or any other person. This Proxy Statement/Offering Circular does not constitute any offer to sell, or a solicitation of any offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is not lawful to make any such offer or solicitation in such jurisdiction.

     Neither the delivery of this Proxy Statement/Offering Circular nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Bank or the Holding Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

     This Proxy Statement/Offering Circular contains various forward-looking statements, usually containing the words "estimate," "project," "expect," "objective," "goal," or similar expressions and includes assumptions concerning the Bank's operations, future results and prospects. These forward-looking statements are based upon current expectations and are subject to risk and uncertainties. In connection with the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995, the Bank and the Holding Company provide the following cautionary statement identifying important factors which could cause the actual results of events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

     Such factors include the following: (i) changes in regional and national economic conditions; (ii) significant changes in interest rates and prepayment speeds; (iii) credit risks of commercial, real estate, consumer, and other lending activities; (iv) changes in federal and state banking regulations;
(v) the impacts of the year 2000 issue; and (vi) other external developments which could materially impact the Bank's operational and financial performance. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Bank has no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

                                  INTRODUCTION


     This Proxy Statement is furnished to the shareholders of First Northern Bank of Dixon (the "Bank") in connection with the solicitation of proxies to be used in voting at the Meeting of shareholders to be held on April 27, 2000, at 210 Stratford Avenue, Dixon, California at 7:30 p.m., and at any adjournment or postponement thereof (the "Meeting"). All expenses incidental to the preparation and mailing, or otherwise making available to all shareholders of the notice, Proxy Statement and formal Proxy are to be paid by the Bank.

     The enclosed Proxy is solicited by the Board of Directors of the Bank. This Proxy Statement and the enclosed Proxy are being mailed to the Bank's shareholders on or about March 27, 2000.

     This Proxy Statement/Offering Circular outlines the business to be conducted at the Meeting, which, in addition to the election of directors and the ratification of KPMG LLP as the Bank's independent auditors and includes a proposal to create a "bank holding company" named First Northern Community Bancorp (the "Holding Company"), a California corporation. Under the bank holding company proposal, each shareholder of common stock of the Bank would receive for each share of Bank common stock, one share of common stock in the Holding Company (the "Reorganization"). The full description of the proposals, the reasons for them and their possible effects are outlined at length in this Proxy Statement/Offering Circular.

Voting Rights and Vote Required

     Only shareholders of record at the close of business on February 29, 2000 (the "Record Date"), will be entitled to vote in person or by proxy. On that date, there were 3,082,640 shares of common stock outstanding and entitled to vote.

     Shareholders of common stock of the Bank are entitled to one vote for each share held, except that in the election of Directors, under California law, and the bylaws of the Bank, each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of common stock held by such shareholder multiplied by the number of Directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees. No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of Directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to the voting in accordance with Article III, Section 21 of the Bank's bylaws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days before the meeting) and a shareholder has given notice to the Bank of an intention to cumulate votes prior to the voting according to Article II, Section 12 of the Bank's bylaws. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by Proxies delivered pursuant to this Proxy Statement/Offering Circular may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement/Offering Circular.

     The vote required to approve each proposal is as follows:

     o In the election of directors, the eleven nominees receiving the highest number of votes will be elected.

     o Approval of the selection of the independent auditors will require the affirmative vote of a majority of the shares represented at the Meeting.

     o Approval of proposal 3 will require the affirmative vote of a majority of the outstanding shares.

     Abstentions and broker "non-votes" (shares as to which brokerage firms have not received timely voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will not count as votes in favor of the election of directors or any of the other proposals.

Voting of Proxies; Quorum

     The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the shareholders' choices specified therein; provided, however, that where no choices have been specified, the shares will be voted "FOR" the election of the eleven nominees for Director recommended by the Board of Directors, "FOR" the ratification of the appointment of KPMG LLP as independent auditors, and "FOR" proposal 3; and, at the proxy holder's discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. Abstentions and broker "non-votes" are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker "non-votes" will not be counted for purposes of determining the number of votes cast for a proposal.

Revocability of Proxy

     A Shareholder using the enclosed proxy may revoke the authority conferred by the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Corporation or a duly executed proxy bearing a later date, or by appearing and voting by ballot in person at the Meeting. In the event that signed proxies are returned without voting instructions, proxies will be voted in favor of the actions to be voted upon.

                                   PROPOSAL 1
                                   ----------

                              ELECTION OF DIRECTORS

     At the Meeting it will be proposed to elect eleven directors of the Bank, each to hold office until the next annual meeting and until successors shall be elected and qualified. It is the intention of the proxy holders named in the enclosed Proxy to vote such Proxies (except those containing contrary instructions) for the eleven nominees named below.

     Pursuant to Article III, Section 21 of the bylaws of the Bank, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Bank not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under Article III, Section 20 of the bylaws. Nominations not made in accordance with the procedure set forth in Section 21 of the Bank's bylaws may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). A copy of Sections 20 and 21 of the Bank's bylaws may be obtained by sending a written request to James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California, 95620.

     The Board does not anticipate that any of the nominees will be unable to serve as a director of the Bank, but if that should occur before the Meeting, the proxy holders, in their discretion, upon the recommendation of the Bank's Board of Directors, reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion, based upon the recommendation of the Board of Directors.

Nominees

     The following table sets forth each of the nominees for election as a director, their age, and the period during which they have served as a director of the Bank.
                                      -10-


Name                               Age     Position with the Bank                        Director Since
----                               ---     ----------------------                        --------------

Lori J. Aldrete                     53     Director                                                1995
Frank J. Andrews, Jr.               51     Director                                                1993
John M. Carbahal                    45     Director                                                1996
Gregory DuPratt                     46     Director                                                1996
John F. Hamel                       59     Director                                                1975
Diane P. Hamlyn                     56     Chairman of the Board                                   1985
William H. Jones, Jr.               63     Director                                                1975


Foy S. McNaughton                   49     Director                                                2000
Owen J. Onsum                       55     President, CEO and Director                             1996
David W. Schulze                    55     Director                                                1978
Thomas S. Wallace                   64     Director                                                1992

Lori J. Aldrete is Vice President/Corporate Communications for Catholic Healthcare West ("CHW"). Headquartered in San Francisco, CHW has 47 hospitals in California, Arizona and Nevada. The CHW healthcare system includes Mercy Healthcare Hospitals in Sacramento and Woodland Memorial Hospital. Ms. Aldrete has worked in healthcare marketing and communications since 1986 and has been a resident of Davis since 1979. Ms. Aldrete is a member of the Bank's Audit, Management and Marketing Committees.

Frank J. Andrews, Jr. is President of Andrews, Lando & Associates, a real estate development firm established in 1990, and Manager of Gainsbourgh-Classics LLC since January 1999. Prior to that time, Mr. Andrews was President of Andrews Management Services for three years and Vice President of Amos & Andrews, Inc., for fifteen years, also real estate development companies. Andrews Management Services and Amos & Andrews, Inc. are also real estate development companies. Mr. Andrews is a member of the Bank's Loan and Management Committees.

John M. Carbahal is a Certified Public Accountant and is a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation. Mr. Carbahal is member of the Bank's Audit, Loan and Marketing Committees.

Gregory DuPratt is Vice President/Sales Manager of Ron DuPratt Ford, an automobile dealership and family business located in Dixon. Mr. DuPratt is member of the Bank's Audit, Compensation, Marketing and Profit Sharing Committees.

John F. Hamel served as the President and Chief Executive Officer of First Northern Bank of Dixon from 1975 to 1996. Mr. Hamel is presently managing family agricultural properties. Mr. Hamel is a member of the Bank's Loan and Profit Sharing Committees.

Diane P. Hamlyn is the President and Founder of Davisville Travel, a full service travel agency. Davisville Travel was established in 1977. Ms. Hamlyn is a member of the Bank's Compensation, Loan and Management Committees.

William H. Jones, Jr. is the owner/operator of a family row crop farming operation. Mr. Jones lives in Dixon, and has farmed in the Dixon area since 1962. Mr. Jones is a member of the Bank's Marketing Committee.

Foy S. McNaughton is the President and Chief Executive Officer of
McNaughton Newspapers--Davis Enterprise, Daily Republic, Mountain Democrat (Placerville), Winters Express and Life Newspapers (El Dorado Hills and Cameron
Park) a position he has held since 1985. He has served as the Publisher of the Fairfield Daily Republic since 1995. Mr. McNaughton has been a resident of Davis since 1973.

Owen J. Onsum has been President and Chief Executive Officer of First
Northern Bank of Dixon January 1, 1997. He served as Executive Vice President of First Northern Bank of Dixon from 1982 to 1996. Mr. Onsum has worked for First Northern since 1972 and has lived in Dixon since 1971. Mr. Onsum is a member of the Bank's Loan, Management, Marketing and Profit Sharing Committees.

David W. Schulze is the owner/operator of a family row crop farming operation. Prior to assuming that position, Mr. Schulze was involved in property management and apartment ownership. Mr. Schulze is a member of the Bank's Compensation, Loan and Management Committees.

Thomas S. Wallace is Vice President of Wallace-Kuhl Associates, Inc., a geotechnical engineering firm. From 1984 to 1989, Mr. Wallace was Managing Partner of this West Sacramento based firm. Mr. Wallace is a member of the Bank's Audit and Management Committees.

     None of the directors of the Bank were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Bank acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

Committees of the Board of Directors of the Bank

     The Bank has a standing Audit Committee composed of Lori J. Aldrete, John
M. Carbahal, Gregory DuPratt and Thomas S. Wallace. The Audit Committee reviews and oversees the internal audit results for the Bank. The Audit committee of the Bank held six meetings during 1999.

     The Bank has a standing Management Committee composed of Lori J. Aldrete, Frank J. Andrews, Diane P. Hamlyn, Owen J. Onsum, David W. Schulze and Thomas S. Wallace. The Management Committee held two meetings during 1999 for the purpose of considering the Bank's strategic and personnel issues and reviewing the annual budget.

     The Bank has a standing Loan Committee composed of Frank J. Andrews, John
M. Carbahal, John F. Hamel, Diane P. Hamlyn, Owen J. Onsum and David W. Schulze. The Loan Committee held 12 meetings during 1999 for the purpose of approving loans and loan policy.

     The Bank has a standing Profit Sharing Committee composed of Gregory DuPratt, John F. Hamel and Owen J. Onsum. The Profit Sharing Committee held no meetings during 1999 for the purpose of considering plan administration and investments.

     The Bank has a standing Marketing Committee composed of Lori J. Aldrete, John M. Carbahal, Gregory DuPratt, William H. Jones, Jr. and Owen J. Onsum. The Marketing Committee held one meeting during 1999 for the purpose of considering the Bank's marketing plan.

     The Bank has a standing Compensation Committee composed of Gregory DuPratt, Diane P. Hamlyn and David W. Schulze. The Compensation Committee held two meetings during 1999 for the purpose of reviewing and recommending to the Bank's Board of Directors the Bank's compensation objectives and policies and administering the Bank's stock plans.

     The Bank has several other committees that meet on an as-needed basis. The Bank does not have a nominating committee. The Board of Directors performs this function. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in this Proxy Statement. The Bank's nomination procedure is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed.

 Board of Directors Meetings

     In 1999, the Bank's Board of Directors held 12 regularly scheduled meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Board of Directors on which he or she served during the period for which he or she served.
                                      -12-

Compensation of Directors

     Each outside director received $800 for each Board of Directors meeting attended, and $200 per committee meeting attended. The Bank paid a total of $111,800 in Directors' fees during 1999.

     In 1997, the Board of Directors and shareholders of the Bank approved the Bank's Outside Directors 1997 Nonstatutory Stock Option Plan (the "Outside Director's Plan"). Under the Outside Director's Plan, upon election or appointment to the Bank's Board of Directors, directors who are not officers or employees of the Bank receive an automatic, one-time grant of options to purchase 6,615 shares of the Bank's stock at an exercise price equal to the fair market value of the common stock on the date of grant. The options to purchase shares of the Bank's stock vest 20% on the date of grant and annually thereafter at the rate of 20% per year. As of December 31, 1999, there were options outstanding under the Outside Director's Plan to purchase an aggregate of 59,535 shares of the Bank's common stock at an exercise price of $11.11 per share. The market price of the Bank's stock at December 31, 1999 was $13.625 per share. The Bank also pays the premiums on a $25,000 term life insurance policy on the life of each outside director of the Bank. Each director's stated beneficiary receives the proceeds from the life insurance policy. Annual premiums for each policy range from $593.76 to $1,213.32.

     The Bank plans to continue the payment of such fees for regular meetings of the Board and of the Committees of the Board. No other arrangements exist for compensation of the Bank's directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the aggregate remuneration for the services in all capacities paid by the Bank during 1997, 1998 and 1999 to the Chief Executive Officer and each of the three highest paid Executive Officers of the Bank whose total annual salary and bonus exceeded $100,000 ("Named Executive Officers").


                                                                                 Long-Term
                                    Annual Compensation                          Compensation
                                    -------------------                          Awards
                                                                                 ------

                                                                                 Securities
Name and                 Fiscal                                                  Underlying          All Other
Principal Position       Year         Salary ($)    Bonus ($)      Other ($)     Options(#)(3)       Compensation (1)
------------------       ------       ----------    ----------    ---------      -------------       -------------

Owen J. Onsum              1999       $182,163      $151,338                       12,390              $22,113
President, Chief           1998       $173,609      $ 17,037                       21,000              $22,389
Executive Officer, and     1997       $157,058      $    155                        6,617             $  8,335
Director

Donald J. Fish             1999       $111,363      $  37,084                        6,300             $17,289
Senior Vice President,     1998       $106,060      $  10,474      $ 2,780(2)       14,700             $16,038
Senior Credit Officer      1997       $101,030      $     155      $13,691(2)        6,615             $ 2,480

Robert M. Walker           1999       $  99,466     $  33,068                        6,300             $15,448
Senior Vice President,     1998       $  95,713     $   9,379                       10,500              $14,575
Branch Administrator       1997       $  92,936     $     155                        6,615             $  5,824


Louise A. Walker           1999       $  97,154     $  32,352                        6,300             $15,274
Senior Vice                1998       $  85,878     $   8,481                       10,500             $13,411
President/Cashier          1997       $  80,040     $     155                        6,615             $ 5,440

--------------------------

(1) Consists of contributions allocated from the Bank's Profit Sharing Plan and Trust Agreement and payments of health insurance premiums.
(2) Consists of reimbursement for Mr. Fish's relocation expenses.
(3) Adjusted to reflect a two-for-one stock split on August 31, 1998 and a five percent stock dividend on
February 27, 1998 and February 26, 1999.

Stock Options

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 to the Bank's Named Executive Officers. No options granted to Named Executive Officers were exercised during fiscal 1999.


                                         Option Grants in Last Fiscal Year


                           Number  of           Percent of Total
                           Securities           Options Granted to                                           Grant Date
                           Underlying Options   Employees in         Exercise or Base       Expiration       Present
                           Granted (1)          Fiscal Year (2)      Price ($/share)(3)     Date(4)          Value(5)
                           ------------         ---------------      -----------------      ----------       -----------
Name
Owen J. Onsum               12,390                      37%               $12.86             1/7/09           $82,531

Donald J. Fish               6,300                      19%               $12.86             1/7/09           $41,965

Robert M. Walker             6,300                      19%               $12.86             1/7/09           $41,965

Louise A. Walker             6,300                      19%               $12.86             1/7/09           $41,965

------------------------------

(1) Options are incentive stock options and vest over a five year period commencing on the date of grant at the rate of 20% per year and are adjusted to reflect a five percent stock dividend declared on February 26, 1999.
(2) Based on options to purchase an aggregate of 33,390 shares of common stock granted to employees during the fiscal year ended December 31, 1999.
(3) The exercise price per share of the options granted represents the fair market value of the underlying common stock on the date of grant as determined by the Board of Directors.
(4) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(5) The present value of the options was estimated at the date of grant using a variation of the Black-Scholes option pricing model, which includes the following assumptions: a weighted average risk-free interest rate of 6.39%, an expected volatility of 23 percent, a weighted average expected option life of the LTIP of 10 years and expected dividend yield of zero. The weighted average grant date present value of the options granted during 1999 was $6.66 per option. The exercise price of each option equals the fair market value of the Bank's common stock on the date of grant.

     The following table sets forth certain information regarding the value of options held by Named Executive Officers at the end of 1999.

                                Aggregated Option Exercises in Last Fiscal Year(1)
                                         and Fiscal Year-End Option Values


                                                      Securities Underlying Unexercised          Value of Unexercised
                                                               Options at                       In-the Money Options at
                                                           December 31, 1999(#)                  December 31, 1999($)(2)
Name and Principal Position                           Exercisable       Unexercisable      Exercisable      Unexercisable
---------------------------                           -----------       -------------      -----------      -------------

Owen J. Onsum                                            14,847            25,158            $6,533             $11,479
    President, Chief Executive Officer
    and Director

Donald J. Fish                                           11,109            16,506            $5,311              $7,317
    Senior Vice President,
    Senior Credit Officer

Louise A. Walker                                          9,429            13,896            $5,118              $7,028
    Senior Vice President/Chief    Financial
    Officer/
    Cashier

Robert M. Walker                                          9,429            13,986            $5,118              $7,028
    Senior Vice President,
    Branch Administrator
------------------------------------------------------------------------------------------------------------------------

(1)    No options were exercised in 1999 by the Named Executive Officers.
(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 1999 ($13.625 per share) less the applicable exercise price. The fair market value of the Bank's common stock at December 31, 1999 was determined on the basis of the last sale price reported on the OTC Bulletin Board on or prior to that date.


Employment Agreements

     The Bank and Donald J. Fish, Senior Vice President/Senior Credit officer are parties to an employment agreement dated January 1, 1997, which sets forth his compensation level, eligibility for annual and long-term incentive programs and benefits. Mr. Fish's employment is at will and may be terminated by the Bank at any time with or without cause or notice. However, pursuant to the agreement, the Bank will provide him with up to twelve months salary if his employment is terminated by the Bank without a statement of reason or by him for good cause and the termination is not within two years following a change of control of the Bank. If Mr. Fish's employment is terminated by him for good cause or by the Bank without a statement of reasons within two years following a change of control, the Bank shall pay up to 18 months salary and annual incentive benefits. However, Mr. Fish is obligated to reimburse the bank with any income earned during the 18 month period after his termination equal to the amount paid by the Bank.

Profit Sharing Plan

     In 1955, the Bank established the First Northern Bank of Dixon Profit Sharing Plan and Trust Agreement (the "Profit Sharing Plan"). Employees of the Bank who have worked at the Bank at least 1,000 hours during a calendar year are eligible to participate in the Profit Sharing Plan. The Bank generally contributes on an annual basis to the Profit Sharing Plan Trustees an amount equal to the lesser of ten percent of the Bank's net income before taxes net of loan loss experience or fifteen percent of the total annual compensation of all Profit Sharing Plan participants. The Bank's contribution is allocated to each Plan participant's account on the basis of the ratio of each participant's annual compensation to the total annual compensation of all participants. Contributions to a participant's account vest at the end of a period of five years. Distribution of vested amounts under the Profit Sharing Plan are made upon the termination of employment, retirement, disability or death of the participant. In 1997, the Bank added a 401(k) contribution feature to the Profit Sharing Plan allowing employees to make contributions. The Bank's contribution to the Profit Sharing Plan in 1999 was $653,915.

Stock Option Plan

     In 1997, the Board of Directors and shareholders of the Bank approved the First Northern Bank of Dixon 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan provides for awards in the form of options, which may constitute incentive stock options ("ISOs") under Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1997 Stock Option Plan provides that ISOs may not be granted at less than 100% of fair market value of the Bank's common stock on the date of the grant, which means the recipient receives no benefit unless the Bank's common stock price increases over the option term. The purpose of the 1997 Stock Option Plan is promote the long-term success of the Bank and the creation of shareholder value by (i) encouraging key personnel to focus on critical long range objectives, (ii) increasing the ability of the Bank to attract and retain key personnel and (iii) linking key personnel directly to shareholder interests through increased stock ownership. A total of 551,250 shares of the Bank's common stock are available for grant under the 1997 Stock Option Plan. If an option granted under the 1997 Stock Option Plan expires, is cancelled, forfeited or terminates without having been fully exercised, the unpurchased shares which were subject to that option again become available for the grant of additional options under the 1997 Stock Option Plan.

     The 1997 Stock Option Plan is administered by the Executive Compensation Committee of the Board of Directors. Subject to the terms of the 1997 Stock Option Plan, the Executive Compensation Committee determines the number of options in the award as well as the vesting and all other conditions. As of December 31, 1999, there were options outstanding under the 1997 Stock Option Plan to purchase an aggregate of 137,130 shares of the Bank's common stock at exercise prices ranging from $12.70 to $13.51 per share or a weighted average exercise price per share of $13.11.

Employee Stock Purchase Plan

     In 1997, the Board of Directors and shareholders of the Bank approved the 1997 First Northern Bank of Dixon Employee Stock Purchase Plan (the "1997 Employee Stock Purchase Plan") which enables eligible employees of the Bank to purchase shares of the Bank's common stock at a 15% discount in an amount up to 10% of each employee's annual compensation.

Certain Transactions

     Some of the Bank's directors and executive officers, as well as their associates and companies in which they have a financial interest, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have ordinary banking transactions with these persons or entities in the future. Except as set forth below, in the opinion of the Bank's management, the Bank made all loans and commitments to lend included in such transactions in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar creditworthiness, and these loans did not involve more than a normal risk of collectibility or present other unfavorable features.

     No director or officer of the Bank, or their associates, have had outstanding, since the beginning of 1999, aggregate extensions of credit from the Bank in excess of 10% of the Bank's total equity capital accounts.

     The aggregate extensions of credit by the Bank to all directors and executive officers and their respective associates as a group at any time since January 1, 1999, did not exceed 20% of the Bank's total equity capital accounts on that date.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee (the "Committee") of the Board of Directors consists of three directors, none of whom is an officer or employee of the Bank.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Membership and Role of the Compensation Committee

     The Committee reviews and recommends to the Bank's Board of Directors, the Bank's compensation objectives and policies and administers the Bank's stock plans. The Committee also reviews and recommends the actual compensation of the Bank's Chief Executive Officer. The Committee is assisted by the Bank's human resources personnel and by a compensation consulting firm which supplies the Bank statistical data and other compensation information to permit the Committee to compare the Bank's compensation policies against compensation levels and prerequisites of other banking companies of similar size in California.

     Compensation Philosophy

     The Bank seeks to design compensation programs which are fair and competitive and attract, motivate, and retain excellently performing employees throughout the Bank while maintaining a strong relationship between the overall performance of the Bank and the level of compensation. Furthermore, the Bank believes that compensation programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the shareholders. In view of these two beliefs, executive compensation programs at the Bank are designed to meet the following objectives:

     o Base salaries will be targeted at the 50th percentile of the Bank's selected peer group levels.

     o Bonus or incentive compensation will be targeted between the 50th and 75th percentile of the Bank's selected peer group levels and will be based on individual, unit and/or total Bank performance. At least 50% of executive bonuses will be tied directly to overall Bank results.

     o Stock options will be granted under the incentive stock option plan by the Committee when appropriate to further the Bank's compensation objectives.

     Compensation Components

     Base Salary. The salary of the Chief Executive Officer, is reviewed
     -----------
annually by the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable banks. The banking companies against which the Bank compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Chart. Further, the banking companies selected for such comparison may vary from year to year based upon market conditions and changes in both the Bank's and the comparison banking companies' businesses over time. The Bank believes that base salaries targeted at the 50th percentile of the selected peer group levels are necessary to attract and retain high caliber executives necessary for the successful conduct of the Bank's business.

     Annual Bonus. The Committee annually reviews and recommends an Incentive
     ------------
Compensation Bonus Plan. The Bank's Incentive Compensation Bonus Plan seeks to motivate executives to work effectively to achieve the Bank's financial performance objectives and to reward them when objectives are met. The Bank's Incentive Compensation Bonus Plan acknowledges bank-wide, individual and unit performance and will be targeted between the 50th and 75th percentile of the selected peer group levels. At least 50% of the executive's bonus will be tied directly to overall Bank results. Under the Bank's Incentive Compensation Bonus Plan all employees, including executive officers, are eligible to receive an annual cash bonus at the end of each year if performance targets set annually by the Management Committee are achieved.

     Option and Stock Purchase Plans. Under the 1997 Stock Option Plan key
     -------------------------------
employees may be granted stock options by the Committee, in its discretion. The grants are intended to retain and motivate key employees and to provide a direct link with the interests of the shareholders of the Bank. The Committee, in making its determination as to grant levels, intends to take into consideration:
(i) prior award levels, (ii) total awards received to date by individual employees, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the employee's direct ownership of shares of the Bank's common stock, (v) the number of options vested and non-vested, and
(vi) the options outstanding as a percentage of total shares outstanding. The 1997 Stock Option Plan limits the total number shares subject to options that may be granted to a participant in any year to not more than 25,000 shares. The 1997 Employee Stock Purchase Plan enables eligible employees, including officers, to purchase shares of the Bank's common stock at a fifteen percent discount in an amount up to ten percent of the employee's annual compensation. In 1999, the Bank's executive officers were granted stock options in the amounts set forth in the Summary Compensation Table.

     Benefits. During 1999, the Bank provided medical and other benefits to its
     --------
executive officers that are generally available to the Bank's other employees.

     The Bank is subject to Section 162(m) of the U.S. Internal Revenue Code which limits the deductibility of certain compensation payments made to Executive Officers. The Committee's current view is that Section 162(m) will not limit the Bank's ability to deduct any compensation paid to any Executive Officers.

                             Respectfully submitted,

                             Gregory DuPratt,
                             Diane P. Hamlyn
                             David W. Schulze

         Security Ownership of Certain Beneficial Owners and Management

     To the knowledge of the Bank, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Bank's common stock. For the purpose of this disclosure and the disclosure of ownership shares by management, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of February 29, 2000.

     The following table shows the number of shares of common stock and the percentage of the shares of common stock beneficially owned (as defined above) by each of the current directors, by each of the nominees for election to the office of director, by the Chief Executive Officer and the three other most highly compensated executive officers (whose annual compensation exceeded $100,000) and by all directors and executive officers of the Bank as a group as of February 29, 2000.



                                                  Number of Shares of
Name and Address of                               common stock
Beneficial Owner(1)                             Beneficially Owned(2)                        Percent of Class
-------------------                             ----------------------                       ----------------

Lori J. Aldrete(3)                                                  8,975                              *
Frank J. Andrews, Jr.(4)                                            8,915                              *
John M. Carbahal(5)                                                11,822                              *
Gregory DuPratt(6)                                                  9,263                              *
Donald J. Fish (7)                                                 18,147                              *
John F. Hamel(8)                                                   41,274                              1.34
Diane P. Hamlyn(9)                                                 26,466                              *
William H. Jones, Jr.(10)                                          43,055                              1.40
Foy S. McNaughton(11)                                               1,773                              *
Owen J. Onsum(12)                                                  83,504                              2.71
David W. Schulze(13)                                               54,153                              1.75
Louise A. Walker (14)                                              17,766                              *
Robert M. Walker (15)                                              17,135                              *
Thomas S. Wallace(16)                                               9,589                              *
All directors and executive officers as a group
(14 persons)(17)                                                    351,837                           11.41
--------------------------------------------------

*         Indicates less than 1%.

(1) The address for all persons is 195 North First Street, Dixon, California 95620.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Includes shares of common stock issued pursuant to a five percent stock dividend declared on February 26, 1999. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 29, 2000, and shares of common stock to be issued as a result of the declared six percent common stock dividend are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Includes 2,854 shares held jointly with Ms. Aldrete's spouse, 216 shares held in an IRA for Ms. Aldrete and 5,610 shares issuable to Ms. Aldrete upon the exercise of options exercisable within 60 days of February 29, 2000.
                                      -20-



(4) Includes 5,610 shares issuable to Mr. Andrews upon the exercise of options exercisable within 60 days of February 29, 2000.

(5) Includes 4,051 shares held jointly with Mr. Carbahal's spouse, 562 shares held by Carbahal & Company, an accountancy corporation of which Mr. Carbahal is a principal and shareholder, 816 shares held by the Carbahal & Company Annual Accumulation, 391 shares held in an IRA for Mr. Carbahal, 391 shares held in an IRA for Mr. Carbahal's spouse and 5,610 shares issuable to Mr. Carbahal upon the exercise of options exercisable within 60 days of February 29, 2000.

(6) Includes 531 shares held in an IRA for Mr. DuPratt, 2,804 shares held in an IRA for Mr. DuPratt's spouse and 5,610 issuable to Mr. DuPratt upon exercise of options exercisable within 60 days of February 29, 2000.

(7) Includes 10 shares held by The Fish Family Trust of which Mr. Fish is a co-trustee and shares voting and investment power with respect to such shares and 18,137 shares issuable to Mr. Fish upon the exercise of options exercisable within 60 days of February 29, 2000.

(8) Includes 25,281 shares held by the R/J Hamel Family Trust of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares, 1,008 shares held jointly with Mr. Hamel's spouse, 9,375 shares held in an IRA for Mr. Hamel and 5,610 shares issuable to Mr. Hamel upon the exercise of options exercisable within 60 days of February 29, 2000.

(9) Includes 53 shares held by Ms. Hamlyn as custodian for Catherine S. Lindley, 46 shares held by Ms. Hamlyn as custodian for Matthew Skowrup, 46 shares held by Ms. Hamlyn as custodian for Tyler Skowrup, 28 shares held by Ms. Hamlyn as custodian for Stephen A. Lindley, 10,181 shares held separately in Ms. Hamlyn's spouse's name, 876 shares held jointly with Ms. Hamlyn's spouse, 2,392 shares held in an IRA for Ms. Hamlyn, 609 shares held separately in the name of Janet Diane Hamlyn, 2,799 shares held by the Davisville Travel Profit Sharing Plan of which Ms. Hamlyn is trustee and shares voting and investment power with respect to such shares, and 5,610 shares issuable to Ms. Hamlyn upon the exercise of options exercisable within 60 days of February 29, 2000.

(10) Includes 2,459 shares held jointly with Mr. Jones' spouse, 13,803 shares held in an IRA for Mr. Jones and 5,610 shares issuable to Mr. Jones upon the exercise of options exercisable within 60 days of February 29, 2000.

(11) Includes 1,402 shares issuable to Foy S. McNaughton upon the exercise of options exercisable within 60 days of February 29, 2000.

(12) Includes 9,465 shares held jointly with Mr. Onsum's spouse, 1,239 shares held by Mr. Onsum as custodian for Matthew David Onsum, 1,239 shares held by Mr. Onsum as custodian for Brandon John Onsum, 45,373 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares, and 26,187 shares issuable to Mr. Onsum upon the exercise of options exercisable within 60 days of February 29, 2000.

(13) Includes 2,337 shares held separately in Mr. Schulze's spouse's name and 5,610 shares issuable to Mr. Schulze upon the exercise of options exercisable within 60 days of February 29, 2000.

(14) Includes 2,514 shares held jointly with Ms. Walker's spouse and 15,252 shares issuable to Ms. Walker upon the exercise of options exercisable within 60 days of February 29, 2000.

(15) Includes 816 shares held in an IRA for Mr. Walker and 15,040 shares issuable to Mr. Walker upon the exercise of options exercisable within 60 days of February 29, 2000.

(16) Includes 738 shares held in an IRA for Mr. Wallace's spouse, 2,189 shares held in an IRA for Mr. Wallace and 5,610 shares issuable to Mr. Wallace upon the exercise of options exercisable within 60 days of February 29, 2000.

(17) Includes 126,508 shares issuable upon the exercise of options exercisable within 60 days of February 29, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, as administered by the Federal Deposit Insurance Corporation (the "FDIC"), requires the Bank's directors and executive officers and persons who own more than ten percent of a registered class of the Bank's equity securities to file with the FDIC initial reports of ownership and reports of changes in ownership of common stock of the Bank. Executive officers, directors and greater than ten percent shareholders are required by the FDIC to furnish the Bank with copies of all Section 16(a) forms they file. Based upon review of such reports, the Bank believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

Stock Performance Graph

                           STOCK PERFORMANCE CHART (1)

[LINE GRAPH]

     (1) Assumes $100 invested on December 31, 1994 in the Bank's Common Stock, the Russell 2000 composite stock index and SNL Securities' index of twelve Northern California bank stocks, with reinvestment of dividends. Source: SNL Securities.


                                   PROPOSAL 2
                                   ----------

                            RATIFICATION OF AUDITORS

     At the Meeting a vote will be taken on a proposal to ratify the appointment of KPMG LLP, by the Board of Directors, to act as independent auditors of the Bank for the year ending December 31, 2000. KPMG LLP acted as independent accountants and auditors for the year ending December 31, 1999.

     It is anticipated that a representative of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS THE BANK'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                   PROPOSAL 3
                                   ----------

                     ORGANIZATION OF A BANK HOLDING COMPANY

                                     SUMMARY

     This Summary contains a brief description of the proposed Reorganization. This Summary is not a complete statement of all the information contained in this Proxy Statement/Offering Circular. We recommend that you read all of it carefully.

Bank Holding Company

     You are being asked to vote on a proposal to organize the Holding Company, a California corporation which will own the Bank. We believe that the new corporate structure of the Bank will permit the Holding Company and the Bank greater financial and corporate flexibility in such areas as acquisitions, repurchase of shares from shareholders and debt financings.

     For example, it is generally the case that insured depository institutions such as the Bank may not acquire and own a controlling interest in another insured depository institution. In contrast, a bank holding company, subject to the necessary regulatory approvals, may control more than one insured depository institution. In the event that an opportunity for the acquisition of another bank were to develop, it might be desirable to maintain the separate existence of the other bank after the acquisition, rather than merging it into the Bank. Also, under the California Financial Code, a California state-chartered bank may not own the shares of a corporation which acts as an insurance company, insurance agent, or insurance broker (although banks themselves, under California law and federal law, may engage in insurance agency or brokerage activities) while, subject to certain conditions, a bank holding company and its non-bank subsidiaries may do so. Additionally, under the Gramm-Leach-Bliley Act of 1999 which became law on November 12, 1999, a new type of bank holding company, known as a financial holding company, has been authorized which will be permitted to engage in all activities permitted to bank holding companies as well as securities, merchant banking and insurance activities which were previously prohibited to bank holding companies. See "Supervision and Regulation--Recently Enacted Legislation," below. While the Bank and the Holding Company have no present plans to acquire other financial institutions or engage in insurance or securities activities either directly or through achievement of status as a financial holding company, we believe that the increased flexibility which will result from adopting the holding company form will permit the Holding Company and the Bank to better respond to opportunities for growth in the future.

     The holding company form also will afford greater flexibility for the
repurchase  of  outstanding  equity   securities.   Under  California  law,  any
acquisition by a California state-chartered bank of its outstanding common shares (subject to certain exceptions) must be approved in advance by the Commissioner of Financial Institutions. Under the regulations of the Federal Reserve Board applicable to bank holding companies, a bank holding company, during any 12 month period, may, without prior notice to or approval of the Federal Reserve Board, purchase or redeem its outstanding equity securities so long as the gross consideration paid for such securities during such 12 month period is less than 10% of the holding company's consolidated worth. Moreover, a well-capitalized bank holding company is not required to obtain prior approval of the Federal Reserve Board for the purchase or redemption of its equity securities if both before and immediately after the purchase, the bank holding company is well-capitalized, is well-managed and is not the subject of any unresolved supervisory issues. As previously announced, the Bank has an ongoing repurchase program whereby the Bank may repurchase not more than 10% of its outstanding common stock. It is expected that the Holding Company will continue this program following the Reorganization.

     Under California law, California state-chartered banks may issue capital notes and debentures only if such securities are subordinate to the claims of all creditors and depositors. Also, the terms of the securities must provide that no payment of principal may be made unless following such payment the aggregate of shareholders' equity and capital notes and debentures thereafter outstanding are the equal of such aggregate at the date of original issue of such debt securities, unless otherwise authorized by the Commissioner of Financial Institutions. Such restrictions would not be applicable to debt securities of the Holding Company thus affording increased flexibility for future financing to support the growth of the Bank and the Holding Company.

     We believe that the majority of the banks in the United States are organized in the holding company form and we recommend that the Bank likewise should adopt this corporate structure.

     In order to effect the Reorganization into a bank holding company, the Holding Company has formed FNCB Merger Corp. ("Merger Co."), a subsidiary corporation into which the Bank will be merged. Merger Co. has been organized solely for the purpose of the Reorganization; it has conducted and will conduct no business prior to the merger; upon the merger, it will disappear into the Bank which will be the resultant company in the merger. The use of a "merger subsidiary" such as Merger Co. in a "reverse triangular" merger to accomplish the Reorganization is a common approach for corporate reorganizations such as the Reorganization.

     Immediately prior to the Reorganization, the Holding Company will own all of the stock of Merger Co. Following the Reorganization, the Holding Company will own all of the outstanding shares of common stock of the Bank and Merger Co. as so merged, and the Bank will continue to do business under the name of First Northern Bank of Dixon.

     After the Reorganization, the shares of Merger Co. will no longer be outstanding. The capital stock of the Bank will be the same as the capital structure of the Bank immediately prior to the Reorganization. All shareholders of the Bank will become shareholders of the Holding Company.

Shareholder Approval

     The Reorganization must be approved by the holders of at least a majority of the outstanding shares of common stock of the Bank. As of February 29, 2000, the record date, there were 3,082,640 shares of common stock outstanding and entitled to vote. Therefore, the affirmative vote of at least 1,541,321 shares is required to approve the Reorganization.

     What Should Shareholders Do?

     If you want to vote in favor of the Reorganization, mail your signed proxy card in the enclosed envelope as soon as possible so that your shares can be voted at the shareholder's meeting.

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS VOTING IN FAVOR
                                                                      --------
OF THE REORGANIZATION.

     A failure to send in your proxy or an abstention from voting will have the same effect as a negative vote because the proposal requires the approval of a majority of the outstanding shares.

Directors Approval

     The Board of Directors of the Bank has unanimously approved the Reorganization.

No Dissenters' Appraisal Rights

     Shareholders are not entitled to dissenters' rights under Chapter 13 of the California General Corporation Law in connection with the Reorganization.

Risk Factors

     There are risks associated with the combined business of the Holding Company and the Bank as a result of the Reorganization of the Bank's corporate structure. See "Risk Factors," below.

The Companies

     The three companies participating in the Reorganization are the Holding Company, the Bank and Merger Co.

     The Holding Company

     The Holding Company is a California corporation that was formed by the Bank on February 8, 2000. The Holding Company has not engaged in any business since its incorporation. After the Reorganization, the Holding Company will become a registered bank holding company and its principal asset will be its stockholdings in the Bank.

     The Bank

     The Bank is a California state-chartered bank. The Bank engages in the commercial banking business in the El Dorado, Sacramento, Solano and Yolo Counties of California.

     Merger Co.

     Merger Co. is a newly-formed California corporation organized solely for the purpose of this transaction. Merger Co. will not conduct any business prior to the Reorganization. The Holding Company owns all of the capital stock of Merger Co. The separate existence of Merger Co. will cease after the Reorganization.

The One-For-One Exchange Ratio and Market Value

     If the proposed Reorganization is approved, shareholders of the Bank will receive for each of their Bank shares, stock in the Holding Company on a one-for-one basis. No surrender of Bank share certificates will be required as such certificates will represent shares of the Holding Company's common stock until surrendered for exchange.

     Shares of the Holding Company have not been publicly traded, as it is a new company. It has not engaged in any prior business activity. Thus, there is no published information as to the market price of Holding Company stock.

     The stock of the Bank is not listed for quotation on any exchange, although trades of the stock are reported on the OTC Bulletin Board under the symbol "FDIX." After the Reorganization, it is expected that trades in the Holding Company stock will be reported on the OTC Bulletin Board. After the Reorganization, no market will exist for Bank stock because the Holding Company will be the Bank's only shareholder.

Per Share Summary of the Bank and Pro Forma per Share Summary of the Holding Company

     Presented below is certain per share financial information of the Bank. Certain pro forma per share information is provided for the Holding Company.


                                                  Per Share Data

                                                              Year Ended December 31,
                                                              -----------------------
                                                1999        1998         1997         1996         1995
                                                ----        ----         ----         ----         ----

The Bank
     Net earnings (1)                           $   1.24  $    0.41    $    0.53    $   (0.84)   $    0.57
     Cash dividend declared                     $   0.00  $    0.00    $    0.00    $    0.00    $    0.00
     Book value (at period end)                 $ 10.37   $   10.80    $    9.60    $    9.29    $   10.97

Pro Forma--The Holding Company
     Net earnings (1)                           $   1.24  $   0.41     $    0.53    $   (0.84)   $    0.57
     Cash dividends declared                    $   0.00  $   0.00     $    0.00    $    0.00    $    0.00
     Book value (at period end)                 $  10.37  $  10.80     $    9.60    $    9.29    $   10.97
------------------

                                      -25-



(1) Earnings per share are based on the weighted average shares outstanding during the reported period. Prior years' earnings per share have been restated for the two-for-one stock split in 1998, the 5% stock dividend in 1999, the 5% stock dividend in 1998 and the 4% stock dividend in 1997.

Management

     The directors and officers of the Bank will continue to be directors and officers of the Bank following the Reorganization. After the Reorganization, the present directors of the Holding Company will continue to be directors of the Holding Company. See "History and Business of the Holding Company - Board of Directors," below. Thereafter, the shareholders of the Holding Company will elect the directors of the Holding Company from time to time.

Board of Directors

     The Holding Company's bylaws provide that the Board of Directors shall consist of not less than seven nor more than 13 members, the exact number of which may be fixed from time to time. The initial number of directors has been fixed at eleven, which is the same as the number of directors of the Bank.

Holding Company Option and Stock Purchase Plans

     Pursuant to the Bank's 1997 Stock Option Plan, Outside Director's Plan and Employee Stock Purchase Plan, eligible officers, directors and employees of the Bank may receive options to purchase or purchase shares of Bank common stock or other securities or benefits. Upon consummation of the Reorganization, all obligations of the Bank under the Bank's plans will become obligations of the Holding Company on the same terms and conditions, with the exception that securities issued pursuant to the Bank's plans or derived from the value of Bank common stock will become Holding Company common stock. For information regarding the number of shares of stock of the Bank granted under such plans, see "Executive Compensation - Stock Option Plan," "Election of Directors - Compensation of Directors" and "Executive Compensation - Profit Sharing Plan" above.

Differences between Holding Company Stock and Bank Stock

     Shareholders of the Holding Company will have rights comparable to those rights which they now possess as shareholders of the Bank, except as described below.

     The shareholders of the Bank currently have the right to cumulate their shares in the election of directors. After the Reorganization, shareholders of the Holding Company will continue to have the right under California law to vote cumulatively in the elections of directors. Cumulative voting means that a shareholder may cast the number of shares he or she owns times the number of directors to be elected in favor of one nominee or allocate such votes among the nominees as he or she determines.

     Article Fifth of the Bank's Articles of Incorporation provides that common stock offered for cash must first be offered for subscription to the outstanding shareholders of the Bank on a pro rata basis. This preemptive rights provision will be carried over into the Holding Company's Articles of Incorporation. See "Comparative Descriptions of Common Stock - Preemptive Rights," below.

     The differing provisions of the Articles of Incorporation and bylaws of the Holding Company and the Articles of Incorporation and bylaws of the Bank will also affect the rights of shareholders. For a more complete discussion regarding these matters, see "Anti-Takeover Measures" and "Comparative Description of Common Stock," below.

Anti-Takeover Provisions

     The Bank's and the Holding Company's Articles of Incorporation and bylaws include provisions which may be described as "anti-takeover provisions" because they have an anti-takeover effect and could discourage takeover attempts which have not been approved by the Board of Directors.

     Pursuant to the Article Seventh of the Articles of Incorporation of the Bank, a "Reorganization" (as defined at Section 181 of the California General Corporation Law) requires the approval of 70% of the outstanding shares of common stock unless such Reorganization has been approved by 70% of the Board of Directors.

     The Holding Company's Articles of Incorporation contain "supermajority vote" provisions. If the Reorganization is approved, such provisions will require the affirmative vote of the holders of at least 66 2/3% of the shares of the Holding Company to approve certain business combinations, unless the transaction is approved by 66 2/3% of the "Disinterested Directors" (as described below under "Anti-Takeover Measures - Summary of Fair Price and Supermajority Vote Provisions"). Certain other conditions must also be met which result in a "fair price" being paid to all shareholders. We believe that these provisions in the Holding Company's Articles of Incorporation will aid in assuring that shareholders are treated fairly in any offer for their shares.

     The Holding Company's Articles of Incorporation require the Board of Directors, when evaluating a transaction involving a business combination between the Holding Company and another party, or that might result in a change of control of the Holding Company to consider certain factors in evaluating the proposal. These factors include the social and economic effects such transaction may have on the Holding Company's employees, shareholders, customers and suppliers other constituents of the corporation and its subsidiaries and on the communities in which the Holding Company operates or is located, including, without limitation, the availability of credit and other banking services to the communities served by the corporation, whether the transaction might violate applicable law and the long-term value of the Holding Company as an independent entity.

     Under both the Bank's and Holding Company's bylaws, special meetings of the shareholders may be called by the Chairman of the Board, or by the President, or by shareholders holding shares representing at least 10% of the voting power.

     The Bank's bylaws provide that no person shall be a member of the Board of Directors unless such person meets certain qualification requirements. The Holding Company's bylaws contain comparable qualification requirements.

     The Bank's bylaws provide that director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Bank not less than 30 days or more than 60 days prior to any meeting of shareholders called for the election of directors. The provision also requires detailed information about the nominee, including information necessary to determine if the nominee is qualified under the bylaws. The Holding Company's bylaws provide for comparable notification procedures.

     We believe that it is appropriate to include such anti-takeover provisions during the conversion to a holding company form of ownership. The inclusion of such provisions is not in response to any attempted takeover of the Bank. The Bank has not been the target of an attempted takeover in the past.

     The presence of these anti-takeover provisions may have the effect of discouraging outside offers for the shares of the Holding Company. These provisions may also give management more control than it would otherwise have over the acceptance or rejection of such offers. Such provisions may protect the incumbent Board of Directors and management by discouraging takeover attempts which are not supported by the Board, but which may be supported by the majority of shareholders. Nonetheless, these anti-takeover provisions do not diminish the fiduciary obligations of the Board of Directors or management to the shareholders.

Certain Federal Income and California Tax Consequences

     It will be a condition to the completion of the Reorganization that legal counsel, Pillsbury Madison & Sutro LLP, San Francisco, opine that no gain or loss will be recognized for federal income tax or California bank and corporation tax or personal income tax purposes by the Bank, the Holding Company or the Bank's shareholders as a result of the Reorganization. See "Bank Holding Company Reorganization--Certain Federal Income and California Tax Consequences," below. Such counsel has advised the Bank and the Holding Company that it fully expects to be able to deliver that opinion.

     Each shareholder should rely upon his or her own tax advisor with respect to the federal, state, local and foreign tax consequences of the Reorganization.

Dividends

     In the opinion of the Bank's management, for the foreseeable future, there is no reason to expect that a decrease in the Holding Company's dividend rate relative to that of the Bank will occur, although there can be no assurance as to the future rate of dividends on the Holding Company's common stock.

                                  RISK FACTORS

     The purpose of the proposal is to give the Bank greater financial and corporate flexibility in such areas as acquisitions, non-banking activities and debt or other financings, and to permit it to participate in non-bank activities, which are not permissible for the Bank to engage in directly. The nature of the business conducted by the Bank will not change.

     Certain risks associated with the combined business of the Holding Company and the Bank as a result of the Reorganization of the Bank's corporate structure, are presented below.

The Holding Company's Financial Condition

     The proposed Reorganization calls for you to receive Holding Company stock in exchange for your Bank stock. The Holding Company has no history of financial performance because it is a newly-formed California corporation. The Holding Company's financial condition following the Reorganization will depend on the operation and profitability of the Bank. The Holding Company's profitability may be affected by other factors such as:

         o businesses started or acquired by the Holding Company other than the Bank; and

         o      laws and regulations applicable to the Holding Company.

Although the Holding Company intends to operate the Bank in substantially the same manner that it has been operated to date, changes to the operations of the Bank and new businesses may affect the financial performance and condition of the Holding Company as a whole and the return to shareholders of the Holding Company.

Banking Institutions

     The financial services industry and banking in particular has undergone a complex deregulation process. The interest rate limitations on what banks may pay to depositors have been phased out. Interstate banking laws which allow financial institutions to cross state lines have been enacted nationally. Competition to provide traditional banking services has increased among banks and other companies. The Holding Company and the Bank will continue to be affected by these changes in the future. The conduct of the Bank's business as a subsidiary of the Holding Company may increase its ability to compete in this newly deregulated environment, but there can be no assurance that this will be the case.

Anti-Takeover Provisions

     The Holding Company's Articles of Incorporation and bylaws contain provisions intended to prevent hostile takeovers. The anti-takeover provisions include: supermajority vote and fair price provisions; a provision requiring the consideration of nonmonetary factors (such as social effects) in certain merger or other transactions; provisions requiring that shareholders give advance notice with respect to nomination of candidates for election as directors and certain proposals they may wish to present for a shareholder vote; requirements as to qualifications of directors; and other items.

These provisions and additional provisions of California law may:

         o      discourage outside offers for the shares of the Holding Company;

         o give management more control over the acceptance or rejection of business combination offers; and

         o protect incumbent Directors by discouraging takeover attempts which are not supported by the Board.

     The presence of these anti-takeover provisions in the Holding Company's Articles of Incorporation and bylaws does not diminish the fiduciary obligations of the Board of Directors or management to the shareholders.

                       BANK HOLDING COMPANY REORGANIZATION

     THE BOARD OF DIRECTORS OF THE BANK HAS UNANIMOUSLY APPROVED A PLAN OF REORGANIZATION UNDER WHICH THE BUSINESS OF THE BANK WOULD BE CONDUCTED AS A WHOLLY-OWNED SUBSIDIARY OF THE HOLDING COMPANY AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REORGANIZATION.

Reasons for the Proposal

     A bank holding company form of organization will increase the corporate and financial flexibility of the businesses operated by the Bank through the combined business of the Bank and the Holding Company. Examples are:

         o     increased structural alternatives for acquisitions;

         o the ability to augment Bank capital by means of Holding Company debt or other securities; and

         o     the ability to engage in certain non-banking activities.

     A bank holding company can engage directly or through non-banking subsidiaries in certain non-bank-related activities in which the Bank cannot presently engage. The Reorganization would broaden the scope of services which could be offered to the public. The Holding Company has not made any determination as to which of these types of activities it may engage in after consummation of the proposed transaction. The Holding Company could also acquire control of one of more other banking organizations which it could operate as separate subsidiaries of the Holding Company, although no determination has been made that the Holding Company will do so.

Description of the Reorganization

     The Holding Company will subscribe for and will hold all of the 100 authorized shares of common stock of the Merger Co., which has been formed solely for the purpose of this transaction. Merger Co. will merge with and into the Bank under the name and charter of the Bank, pursuant to the terms of the Agreement and Plan of Reorganization (to which there is attached an Agreement of Merger). See Annex I of this Proxy Statement/Offering Circular. Upon consummation of the transaction, the Bank will be a wholly-owned subsidiary of the Holding Company.

     After the Reorganization, the business of the Bank will be conducted by the Bank under the name "First Northern Bank of Dixon." All of the outstanding shares of stock of the Bank will be owned by the Holding Company. The Bank will have the same directors, officers, interests and properties as those of the Bank immediately prior to the Reorganization. The Bank will continue to be subject to regulation by the FDIC, and as a subsidiary of the Holding Company, will be subject to regulation by the Board of Governors of the Federal Reserve System.

Conversion of Shares and Exchange of Stock Certificates

     Upon consummation of the Reorganization, each outstanding share of the Bank stock will be converted into one share of the Holding Company stock. Each holder of Bank stock certificates upon surrender of such certificates for cancellation will be entitled to receive certificates representing the same number of shares of Holding Company common stock. Until so surrendered, Bank stock certificates will be deemed for all purposes to evidence the same number of shares of the Holding Company stock.

     Stock certificates representing shares of the Holding Company's common stock will be generally available to be distributed to shareholders of the Bank by approximately July 7, 2000. The distribution of stock certificates to you will be dependent upon the date of receipt of your Bank stock certificate for exchange (which you will not be required to do). Shareholders of the Bank will continue to be entitled to sell or transfer their Bank stock through the date of consummation of the transaction. Further, you may sell Holding Company stock after the effective date of the Reorganization but before receipt of certificates representing Holding Company stock. Completion of such sales will only require presentation of your Bank stock certificate by the transferee.

Regulatory Approvals

     Federal and California law and regulations provide that certain acquisition transactions, such as the Reorganization, may not be consummated unless approved in advance by applicable regulatory authorities. The Agreement and Plan of Reorganization provides that the Holding Company, the Bank, and Merger Co. shall proceed expeditiously and cooperate fully in the procurement of any consents and approvals and in the taking of any other action and the satisfaction of all requirements, prescribed by law or otherwise, necessary for consummation of the Reorganization, including the preparation and submission of applications required to be filed with the Commissioner of Financial Institutions and the Federal Reserve Board. Receipt of all requisite regulatory approvals and consents is a condition precedent to the consummation of the Reorganization.

     An application for prior approval of the Holding Company to acquire the Bank was filed with the Federal Reserve Board on February 4, 2000, and an application for approval to acquire the Bank was filed with the Commissioner of Financial Institutions on February 7, 2000. There can be no assurances that the required approvals will be obtained, or as to conditions or timing of such approvals.

     Although neither the Holding Company nor the Bank is aware of any reason why the requisite approvals of and consents to the Reorganization would not be granted, there can be no assurance such approvals and consents will be obtained or that, if obtained, such approvals and consents will not include conditions which would be of a type that would relieve the Holding Company, the Bank, or Merger Co. from their obligation to consummate the Reorganization.

Affiliate Restrictions

     The shares of Holding Company stock will be exempt from registration under the Securities Act of 1933, by reason of Section 3(a)(10) thereof. In accordance with the provisions of such section, the Holding Company has filed its Application for a fairness hearing before the Commissioner of the California Department of Corporations. However, the resale of such shares by the directors, principal officers and principal shareholders may be restricted by the 1933 Act and by SEC rules if such directors, principal officers and principal shareholders are deemed to be "affiliates" as that term is defined by the 1933 Act and SEC rules.

     Persons considered to be in control of an issuer are considered as "affiliates" and may include officers, directors and shareholders who own a significant percentage of the outstanding stock. Holding Company stock received after the transaction by "affiliates" the Holding Company will be "control stock," which can be sold only if they are registered or transferred in a transaction exempt from registration under the 1933 Act, such as pursuant to SEC Rules 144 and 145, or pursuant to a private placement. SEC Rules 144 and 145 generally require that before an affiliate can sell control stock:

         o there must be on file with the SEC public information filed by the issuer;

         o the affiliate must sell his stock in a unsolicited broker's transaction or directly to a market maker; and

         o during any three-month period, the amount of the securities that can be sold other than in non-public transactions is limited to the greater of 1% of the outstanding stock of the issuer or the average weekly trading volume during the last four calendar weeks.

     It is advisable for those shareholders who may become "affiliates" of the Holding Company to confer with their legal counsel prior to the sale of any Holding Company stock.

Conditions of Consummation

     California law provides that a bank holding company reorganization such as the Reorganization requires the approval of a reorganization agreement by the Boards of Directors and by shareholders holding a majority of the outstanding common stock of each of the subject bank and the corporation merging with such bank.

     The obligation of the Bank and the Holding Company to consummate the Reorganization is conditioned further upon the following:

     o the absence of any action, suit, proceeding or claim, made or threatened, related to the proposed Reorganization;

     o any development which makes consummation of the Reorganization inadvisable in the opinion of either Board of Directors;

     o the receipt of a favorable opinion of legal counsel with respect to the tax consequences of the Reorganization;

     o    the receipt of all necessary regulatory approvals;

     o the number of shares of common stock of the Bank voting against the Reorganization makes consummation of the Reorganization unreasonable; and

     o    the performance of all covenants and agreements.

Other Considerations

     The Holding Company is a business corporation formed under California law. It will have greater flexibility than the Bank in certain respects, including:

         o     the incurrence of debt for leveraged growth;

         o     the redemption of stock; and

         o the ownership and operation of related financially-oriented businesses.

     The Holding Company will be a registered bank holding company under the Federal Bank Holding Company Act of 1956, as amended, and will be subject to supervision and regulation of the Federal Reserve Board thereunder.

Expenses

     The Reorganization will cost approximately $100,000. The expenses are related to:

         o     legal fees;

         o     accounting fees;

         o     application fees;

         o     printing costs; and

         o     other expenses.

Certain Federal Income and California Tax Consequences

     Neither the Bank nor the Holding Company is required to complete the Reorganization, and their respective Boards of Directors do not intend to complete the Reorganization, unless both the Bank and the Holding Company receive an opinion (the "Tax Opinion") of legal counsel, Pillsbury Madison & Sutro LLP, to the effect that the Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code and that, accordingly, for federal income tax and California bank and corporation tax and personal income tax purposes:

     o no gain or loss will be recognized by the Holding Company, the Bank or Merger Co. as a result of the Reorganization,

     o no gain or loss will be recognized by Bank shareholders upon conversion of their Bank stock into Holding Company stock,

     o a Bank shareholder's tax basis for the Holding Company stock will be the same as the tax basis of the Bank stock surrendered by the shareholder and

     o a Bank shareholder's holding period for the Holding Company stock will include the holding period of the Bank stock surrendered by the shareholder, provided that the Bank stock is held as a capital asset on the date of consummation of the Reorganization.

     An opinion of counsel represents only such counsel's best legal judgment and is not binding on the Internal Revenue Service, the California Franchise Tax Board or the courts. The Tax Opinion will rely on certain representations of the Bank's and the Holding Company's management which are customary in transactions comparable to the Reorganization. In addition, the Tax Opinion will be based upon laws, judicial decisions and administrative regulations, rulings and practice, and other applicable authority, all as in effect on the date of the Reorganization and all of which could be subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters or court decisions, legislative changes, or the inaccuracy or incompleteness of any of the representations of management could have an adverse effect on the legal or tax consequences described in the Tax Opinion and counsel has not undertaken to accept any responsibility for updating or revising the Tax Opinion in consequence of any such new developments or changes. Finally, the Tax Opinion deals only with the Federal Income Tax and California Bank and Corporation Tax and personal income tax consequences of the Reorganization.

     ACCORDINGLY, SHAREHOLDERS ARE STRONGLY URGED TO CONSULT WITH AND MUST RELY UPON THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REORGANIZATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

No Appraisal Rights for Dissenting Shareholders

     Pursuant to the provisions of California law, shareholders of the Bank will not have dissenters' rights in the Reorganization. Shareholders of a California chartered bank are entitled to dissenters' rights to the same extent as shareholders of a California corporation. California law generally grants shareholders dissenters' rights in transactions that are required to be approved by shareholders. However, under California law, in a transaction such as the Reorganization, where a vote of shareholders is only required because the shares to be received in the transaction have different rights, preferences, privileges or restrictions, no dissenters' rights are available.

Accounting Treatment

     The merger of the Bank and Merger Co. will be accounted for in a method similar to a pooling of interests.

                             ANTI-TAKEOVER MEASURES

The Purpose of the Anti-Takeover Provisions

     The Bank's Articles of Incorporation and bylaws have contained certain provisions which might be regarded as so-called "anti-takeover" provisions. See "Comparative Description of Common Stock - Anti-takeover Provisions," below. The Articles of Incorporation and bylaws of the Holding Company will continue some, but not all of these provisions and also contain additional anti-takeover provisions such as fair price and enhanced supermajority vote provisions. Such provisions may be described as "anti-takeover provisions" because they have an anti-takeover effect and may discourage takeover attempts which have not been approved by the Board of Directors. We included these provisions because certain of them are in the Bank's existing Articles of Incorporation and bylaws and because certain tactics have become relatively common in corporate takeover practice.

     Your Board of Directors believes such tactics can be highly disruptive and can result in dissimilar and unfair treatment of shareholders. We are not aware of any current efforts to obtain control of the Bank or to effect substantial accumulations of its stock.

     The following discussion is a general summary of the material provisions of the Holding Company's Articles of Incorporation and bylaws and certain other regulatory provisions, which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's Articles of Incorporation and bylaws, reference should be made to the document in question. A copy of the Holding Company's Articles of Incorporation is attached hereto as Annex II, and a copy of the bylaws has been filed with the Application submitted
--------
to the California Department of Corporations and may be obtained by sending a written request to Mr. James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620.

Summary of Fair Price and Supermajority Vote Provisions

     Article 6 of the Holding Company's Articles of Incorporation contains a "Supermajority Voting and Fair Price" provision, both to encourage potential acquirers to negotiate with the Holding Company and to protect shareholders from being unfairly treated in mergers or other business combinations with persons who own a substantial amount of the Holding Company's stock. The Supermajority Voting and Fair Price provision applies to mergers and certain other types of business combinations with persons holding 10% or more of the shares held by voting stock of the Holding Company (an "Interested Shareholder"). In general, the Supermajority Voting and Fair Price provision requires, in a merger or certain other business combinations, first that 66 2/3% of the outstanding shares, including those held by the Interested Shareholder, must be voted for the business combination, second that all shareholders who are independent of the Interested Shareholder receive at least a specified amount for his or her shares acquired during the preceding two years and third that certain other requirements are met. The specifics of these requirements are more fully discussed below.

     The Supermajority Voting and Fair Price provisions are designed to encourage potential acquirors to negotiate at arm's length with the Board of Directors. In the absence of such negotiations, these provisions seek to ensure that any multi-step attempt to take over the Holding Company will be made on terms offering similar treatment to all shareholders. In the past, there have been takeovers of publicly held companies accomplished by the purchase of blocks of stock in open market purchases or otherwise at a price above prevailing market prices, followed by a second step, merger or other transaction in which the shares acquired are paid less than the value paid in the first step.

     The Bank has a large number of shareholders who each have held a relatively small number of Bank shares for a long period of time. We believe that opportunistic bidders may generally be in a better position to take advantage of the more lucrative first step transaction, while shareholders who have held their shares for a long period of time will often, as a practical matter, be compelled to accept the less favorable consideration payable in the second step business combination.

     The potential for future use of the two-step acquisition have convinced us that these provisions are desirable in order to preserve for the shareholders the benefits which will accrue to the Holding Company and its subsidiary, the Bank, including its increased ability to compete in the significantly deregulated banking industry.

     This Supermajority Voting and Fair Price provision will not apply to an otherwise covered business combination in certain circumstances. First, if the business combination is approved by 66 2/3% of the "Disinterested Directors" of the Holding Company, the Supermajority Voting and Fair Price rules do not apply. For purposes of the Supermajority Voting and Fair Price provision, a Disinterested Director is defined as a member of the Board of Directors who is not affiliated with the Interested Shareholder, and who was a member of the Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors. Second, the same is true if any banking subsidiary of the Holding Company has received a notice of termination of insurance from the Federal Deposit Insurance Corporation or an order to correct a capital impairment from the Commissioner of the California Department of Financial Institutions, possession of any banking subsidiary of the Holding Company has been taken by the Commissioner, a conservator has been appointed for any banking subsidiary of the Holding Company or the Holding Company or, a similar proceeding has been commenced following a substantial deterioration in the Holding Company's condition. Where the Supermajority Voting and Fair Price provisions do not apply, a simple majority of the outstanding shares is required to approve the business combination.

     Where the Supermajority Voting and Fair Price rules apply, the requirements in addition to the 66 2/3% approval of the outstanding shares include: (a) the consideration to be received in the business combination is in cash or in the same form as the Interested Shareholder has paid for the shares acquired by such Interested Shareholder; (b) the per share consideration to be received by holders of outstanding stock in the business combination (other than the Interested Shareholder) is at least equal to the highest of (i) the highest per share price paid by such Interested Shareholder in acquiring the Holding Company's stock of the same class in the two years prior to the announcement of the business combination, or in the transaction in which it became an Interested Shareholder, if within two years of the date of first public announcement of the proposal, or (ii) the fair market value per share on the announcement date or on the date on which the Interested Shareholder became an Interested Shareholder if within two years of the first public announcement of the proposal; and (c) after becoming an Interested Shareholder and prior to the consummation of such business combination (i) such Interested Shareholder must not have become the beneficial owner of any additional shares of the voting stock of the Holding Company, except as part of the transaction which results in such shareholder becoming an Interested Shareholder, within the two year period prior to consummation of the business combination, (ii) such Interested Shareholder must not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by the Holding Company or any subsidiary of the Holding Company, and (iii) except as approved by a 66 2/3% majority of the Directors who are Disinterested Directors, there shall have been (A) no reduction in the annual rate of dividends paid on common stock, and there shall have been (B) an increase in the annual rate of dividends necessary to reflect certain reclassification and recapitalization.

     The Holding Company's Articles of Incorporation provides that the Supermajority Voting and Fair Price provisions cannot be amended or repealed unless such a change is approved by not less than 66 2/3% of the total voting power of the outstanding shares of the Holding Company.

     The Supermajority Voting and Fair Price provision will not prevent a merger or similar transaction following a tender offer in which all shareholders receive substantially the same price for their shares and which 66 2/3% of the shares have been voted for the merger or which 66 2/3% of the Disinterested Directors have approved and which the holders of a majority of the outstanding shares approve. Except for the restrictions on the specified business combinations, the Supermajority Voting and Fair Price provision will not prevent a holder of a controlling interest from exercising control over the Holding Company or prevent such a holder from increasing his or her share ownership. The existence of the Supermajority Voting and Fair Price provision may, however, tend to encourage persons seeking control of the Holding Company to negotiate terms of a proposed merger or similar transactions with the Holding Company's Board of Directors.

     The Board of Directors recognizes that not all two-tiered tender offers or other two-step transactions are intended to pressure shareholders into hasty decisions or to discriminate among shareholders. However, taking all factors into consideration, the Board believes that it is appropriate to take action to reduce the possibility to two-tiered transactions which are unfair.

     While the Board believes the Supermajority Voting and Fair Price provision is in the best interest of the Holding Company's shareholders, there are several possible negative considerations. The effect of the Supermajority Voting and Fair Price provision may be to deter a future takeover attempt which the Board has not approved, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over the then market value. The adoption of the Supermajority Voting and Fair Price provision also may make it more difficult to obtain shareholder approval of transactions covered by the provision, such as mergers or other corporate combinations with persons who are Interested Shareholders, even if approved by the Directors and favored by a majority of the shareholders.

Consideration of Nonmonetary Factors

     Article 7 of the Holding Company's Articles of Incorporation requires the Board of Directors, when evaluating a merger proposal, to consider the social and economic effects of the transaction on employees, shareholders, customers and suppliers in the communities in which the Holding Company operates, in addition to monetary factors.

     The Boards of Directors of the Holding Company and the Bank believe that the inclusion of such provisions in the Holding Company's Articles of Incorporation is appropriate in light of the importance of the Bank to the communities which it serves.

     In some circumstances, the nonmonetary factors provision could influence the Board of Directors to oppose a tender offer or other attempted acquisition of control of the Holding Company that some shareholders might find financially attractive. This provision may also have the effect of making Board approval of an acquisition more difficult to secure and, consequently may have the effect of delaying or discouraging a proposed takeover. In some cases, opposition to such a proposal might have the effect of maintaining the tenure of incumbent management.

     Another effect of Article 7 may be to dissuade shareholders who might be displeased with the Board of Directors' response to a tender offer from engaging the Holding Company in costly and time consuming litigation. Such litigation might involve an allegation by a shareholder that the Board of Directors breached an obligation to the shareholders by not limiting its evaluation of a tender offer solely to the value of the tender offer consideration in relation to the then market price of the Holding Company's stock.

     Nonetheless, the provisions of Article 7 of the Holding Company's Articles of Incorporation do not diminish the fiduciary obligations of the Board of Directors or management to the shareholders.

Director Qualification and Nomination Procedures

     The Holding Company's bylaws provide that no person shall be a member of the Board of Directors unless such person has been for at least two years immediately prior to his or her election a resident in a county in which a banking subsidiary of the Holding Company maintains an office except when the election of such person is approved by the affirmative vote of at least two-thirds of the members of the Board of Directors of the Holding Company then in office. In addition, such person must not be, among other things, the holder of more than 1% of the outstanding shares of any other banking corporation, affiliate or subsidiary thereof, bank holding company, industrial loan company, savings bank or association or finance company other than of the Holding Company or any affiliate or subsidiary of the Holding Company, or a director, officer, employee, agent, nominee or attorney of any such entity or who has or is the nominee of anyone who has any contract, arrangement or understanding with any such entity other than the Holding Company or any affiliate or subsidiary of the Holding Company.

     The Holding Company's bylaws provide that director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Holding Company not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The provision also requires that the notice contain detailed information about the nominee, including information necessary to determine if the nominee is qualified under the bylaws.

Cumulative Voting

     Cumulative voting means that a shareholder may cast the number of shares he or she owns times the number of directors to be elected in favor of one nominee or allocate such votes among the nominees as he or she determines. Shareholders of the Holding Company will continue to have the right to vote cumulatively in the elections of directors for the foreseeable future. Until and unless the Holding Company's stock becomes designated as qualified for trading on the NASDAQ National Market System and the Holding Company has at least 800 record holders of its shares as of the record date of its most recent annual meeting of shareholders, Section 708 of the California General Corporation Law ("CGCL") will continue to apply and cumulative voting will continue to be required.

     The Board of Directors and management have no intention in the foreseeable future to qualify the Holding Company's stock for listing on the NASDAQ National Market System nor to take any action which would otherwise result in the Holding Company no longer being subject to Section 708 of the CGCL. Therefore, cumulative voting is expected to remain in effect in the foreseeable future.

Additional Considerations

     Federal law requires prior approval by the Board of Governors of the Federal Reserve System before any company acquires control of a bank holding company. In addition, pursuant to the California Financial Code, no person or entity may directly or indirectly, acquire a controlling interest in a California state-chartered bank without the prior written approval of the California Department of Financial Institutions. Independent of any provision of the Holding Company's Articles of Incorporation or bylaws, the requirement for such regulatory approval may delay efforts to obtain control over the Holding Company.

     The Holding Company has 8,000,000 shares of authorized common stock of which, after consummation of the proposed Reorganization, there will be 3,082,640 shares issued and outstanding. Therefore the Holding Company will have 4,917,360 shares of its authorized common stock available for future issuance by the Board of Directors for any proper corporate purpose, subject to the preemptive rights provided to the holders of the common stock of the Holding Company by the Holding Company's Articles of Incorporation. See "Comparative Descriptions of Common Stock - Preemptive Rights," below. These shares could be issued into "friendly" hands by the Board of Directors in the event of an attempt to gain control of the Holding Company. Because the Holding Company's authorized but unissued shares could be issued and used in this manner, they represent another potential anti-takeover device. In addition, as of December 31, 1999, the Bank had options outstanding to purchase an aggregate of 196,665 shares of its stock and 519,960 shares are reserved for granting further options.

     The Holding Company's Articles of Incorporation and bylaws currently contain no other provisions that were intended to be or could fairly be considered as anti-takeover in nature or effect. The Board of Directors has no present intention to amend the Articles of Incorporation to add any further anti-takeover provisions.

                             MARKET PRICES OF STOCK

The Holding Company

     First Northern Community Bancorp was incorporated in California on February 8, 2000. No shares of the Holding Company have been issued since the date of its incorporation to the present time. Therefore, no market exists at this time for the Holding Company's stock. As a result of the Reorganization, Bank shareholders will receive for their Bank stock shares of Holding Company stock. It is anticipated that trades of the Holding Company's common stock will be reported on the OTC Bulletin Board.

The Bank

     The Bank had approximately 868 shareholders of record as of February 29, 2000. The Bank's common stock is not listed on any exchange, nor is it included on NASDAQ. However, trades may be reported on the OTC Bulletin Board under the symbol "FDIX." The Bank is aware that Hoefer & Arnett, Inc., Pacific Crest Securities, Paine Webber, Inc. and Sutro & Co. make a market in the Bank's common stock. Management is aware that there are also private transactions in the Bank's common stock, although the data set forth below may not reflect all such transactions.

     The following table summarizes the range of sales prices of the Bank's common stock for each quarter during the last two fiscal years and is based on information provided by Hoefer & Arnett, Inc. The quotations reflect the price that would be received by the seller without mark-ups, mark-downs or commissions and may not have represented actual transactions:

                                          High                    Low
                                          ----                    ---
      1999
      ----

      Fourth Quarter                       $14.00               $13.50
      Third Quarter                        $14.50               $13.25
      Second Quarter                       $14.00               $12.75
      First Quarter                        $13.50               $11.75

      1998
      ----

      Fourth Quarter*                      $15.00               $13.00
      Third Quarter                        $30.50               $26.00
      Second Quarter                       $29.38               $27.63
      First Quarter                        $30.00               $27.68
      --------------------

      *On July 30, 1998, the Board of Directors declared a two-for-one stock split of the Bank's common stock in which each share of the Bank's stock was converted into two shares. The two-for-one stock split was effective on August 31, 1998.


                                    DIVIDENDS

The Holding Company

     Since the date of its incorporation, the Holding Company has paid no dividends. After consummation of the Reorganization, the amount and timing of any future dividends will be determined by its Board of Directors and will substantially depend upon the earnings and financial condition of its principal subsidiary, the Bank. The ability of the Holding Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary, the Bank.

     Because the Bank is a California state-chartered bank, its ability to pay dividends or make distributions to its shareholders is subject to restrictions set forth in the California Financial Code. The California Financial Code restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). In the event the Bank has no available funds for dividends as described above, then any dividends contemplated would require approval from the Commissioner of Financial Institutions.

     The Holding Company is a California corporation. Under the CGCL, the Holding Company will be restricted in its ability to declare and pay dividends. The Holding Company may make a distribution to its shareholders if one of the following standards is met: (i) the retained earnings of the corporation immediately prior to the distribution exceeds the amount of the proposed distribution; or (ii) the assets of the corporation exceed 1-1/4 times its liabilities and the current assets of the corporation exceed its current liabilities, but if the average pre-tax net earnings of the corporation before interest expense for the two years preceding the distribution was less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1-1/4 times its current liabilities.

     Management believes that, for the foreseeable future, the ability of the Holding Company to pay cash dividends will effectively remain the same as the Bank.

The Bank

     The Bank has not paid a cash dividend in the past five years and does not expect to pay a cash dividend in the near future. The Bank has paid a 5% stock dividend to shareholders in 1999, a 5% stock dividend in 1998 and a 4% stock dividend in 1997.

     The Holding Company anticipates continuing to pay stock dividends in the future. In the opinion of the Bank's management, for the foreseeable future, there is no reason to expect a decrease in the Holding Company's stock dividend rate relative to the Bank's stock dividend rate, although no assurance can be given as to the occurrence of events in the future which may adversely affect the rate of stock dividends by the Bank or the Holding Company.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Bank as of December 31, 1999 and the pro forma capitalization of the Holding Company as of December 31, 1999, assuming that the Reorganization had been consummated at such date and the Holding Company had redeemed and canceled the shares of Merger Co. issued to the Holding Company.



                                            Bank           Merger Co.      Adjustments       Holding Company
                                         (Actual)          (Actual)(1)      (Pro Forma)       (Pro Forma)
                                         --------          -----------     -------------     ---------------


Common Stock                            $  23,322,001    $    100         $    (100)       $   23,322,001
Preferred Stock                                ------                                                ----
Additional Paid-in Capital                    976,850        ----               ----              976,850
Accumulated Other Comprehensive
  Income                                   (1,739,299)                                        (1,739,299)
Retained Earnings                           9,513,151                                           9,513,151
                                         ------------     -------------    -------------     -------------

Total Shareholders' Equity              $  32,072,703     $   100         $     (100)      $   32,072,703
                                        =============     ========         ===========        ============
------------------

(1)      Represents the capitalization of Merger Co. of $100.


                              FINANCIAL STATEMENTS


     The Bank's audited Balance Sheets as of December 31, 1999 and 1998, the related audited Statements of Earnings, Changes in Shareholders' Equity and Cash Flows for each of the three years ended December 31, 1999 are included in the Bank's Annual Report, a copy of which is being sent to the Bank's shareholders concurrently with this Proxy Statement/Offering Circular. Financial statements of the Bank are not included herein as they are not deemed material to the exercise of prudent judgment by shareholders with respect to the matters to be acted upon at the Meeting. If any shareholder so desires, he or she may obtain an additional copy of such financial statements upon written request to Mr. James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620.

     In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 50, Financial Statement Requirements in Filings Involving the Formation of a Bank Holding Company, the Bank's audited consolidated balance sheets as of December 31, 1999 and 1998 and related audited consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1999, prepared in conformity with generally accepted accounting principles, and report of independent public accountants, are included as part of the Bank's 1999 Annual Report to Shareholders, a copy of which is being concurrently furnished to shareholders. Additional copies of the Bank's 1999 Annual Report to Shareholders are available to each person to whom this Proxy Statement/Offering Circular has been delivered, upon written request of any such person, directed to Mr. James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620, (707) 678-3041.

     No historical financial information is available for the Holding Company since it is a newly formed California corporation.

                   HISTORY AND BUSINESS OF THE HOLDING COMPANY

General

     The Holding Company was incorporated under the laws of the State of California on February 8, 2000, for the purpose of becoming the holding company of the Bank. Immediately prior to consummation of the Reorganization, the Holding Company will own all of the stock of Merger Co. Thereafter, Merger Co. will merge with the Bank. Shareholders of the Bank will become shareholders of the Holding Company. The Holding Company will become the sole shareholder of the Bank. The Bank will carry on the business of the Bank under the name "First Northern Bank of Dixon ." The executive offices of the Holding Company are located at 195 North First Street, Dixon, California 95620. A copy of the Holding Company's Articles of Incorporation is attached hereto as Annex II.
                                                                  --------

Employees

     The Holding Company has no employees other than its officers, each of whom is also an employee and officer of the Bank and who serve in their capacity as officers of the Holding Company without additional compensation. Upon consummation of the Reorganization, the Holding Company, whose sole business function initially will be to hold 100% of the outstanding stock of the Bank, does not anticipate any immediate change in the number of or status of its employee officers. The status of the Bank's employees is not expected to be affected by the Reorganization.

Board of Directors

     The Directors of the Holding Company are Lori J. Aldrete, Frank J. Andrews, Jr., John M. Carbahal, Gregory DuPratt, John F. Hamel, Diane P. Hamlyn, William
H. Jones, Jr., Foy S. McNaughton, Owen J. Onsum, David W. Schulze and Thomas S. Wallace, each of whom also serve as Directors of the Bank. Directors of the Holding Company are elected to one-year terms. Under the provisions of the Holding Company's bylaws, the number of authorized directors may not be less than seven nor more than 13 with the exact number to be determined by resolution adopted from time to time by the Board of Directors. Upon consummation of the Reorganization, the Directors of the Holding Company will beneficially own the following percentages of Holding Company stock:

         Directors                               Percentage of Common Stock
         ---------                               --------------------------

         Lori J. Aldrete                                        .29
         Frank J. Andrews, Jr.                                  .29
         John M. Carbahal                                       .38
         Gregory DuPratt                                        .30
         John F. Hamel                                         1.34
         Diane P. Hamlyn                                        .86
         William H. Jones, Jr.                                 1.40
         Foy S. McNaughton                                      .06
         Owen J. Onsum                                         2.71
         David W. Schulze                                      1.75
         Thomas W. Wallace                                      .31

         All directors as a group (11 persons)                 9.69

Remuneration of Directors and Officers

     The Holding Company has paid no remuneration to its officers and directors since its incorporation. It is not anticipated that the Holding Company's officers and directors will initially be paid any additional compensation by the Holding Company other than that currently paid to them by the Bank.

Indemnification

     The Holding Company's Articles of Incorporation and bylaws provide for indemnification of officers, directors, employees and agents to the fullest extent permitted by California law.

     California law generally allows indemnification in matters not involving actions by or in the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving actions by or in the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) certain other matters specified in the CGCL.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Holding Company pursuant to provisions in the Holding Company's Articles of Incorporation and bylaws, the Holding Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable.

     The Reorganization of the Bank into a subsidiary of the Holding Company is not expected to have any effect on the ability of the Bank or the Holding Company to obtain officers and directors indemnification insurance, or the rates at which such insurance is available. The provisions regarding indemnification may not be applicable under certain federal banking laws and regulations.

                        HISTORY AND BUSINESS OF THE BANK

General

     The Bank was established in 1910 under State Charter as Northern Solano Bank, and opened for business on February 1 of that year. On January 2, 1912, the First National Bank of Dixon was established under a Federal Charter, and until 1955, the two entities operated side by side under the same roof and with the same management. In an effort to increase efficiency of operation, reduce operating expense, and improve lending capacity, the two banks were consolidated on April 8, 1955. In order to reduce reserve requirements and operate with higher lending limits, on January 1, 1980, the Federal Charter was relinquished in favor of a California State charter, and the Bank's name was changed to First Northern Bank of Dixon.

     First Northern Bank of Dixon engages in the general commercial banking business in El Dorado, Solano and Yolo Counties, and parts of Sacramento County, California.

     The Bank's Administrative Offices are located in Dixon. Also located in Dixon are the Data Processing/Central Operations Department and the Central Loan Department.

     The Bank has seven full service branches located in the Solano County cities of Dixon, Fairfield and Vacaville. The remaining four Branches are located in the Yolo County cities of Winters, Davis, West Sacramento and Woodland. In addition, the Bank has a Real Estate Department in Davis, which deals solely in residential mortgages and construction loans, a Real Estate Loan Office in El Dorado Hills, El Dorado County, and an SBA Loan Office in Sacramento.

     The Bank is in the commercial banking business, which includes accepting demand, interest bearing transaction, savings, and time deposits, and making commercial, consumer, and real estate related loans. It also offers installment note collection, issues cashier's checks and money orders, sells travelers' checks, rents safe deposit boxes and provides other customary banking services. The Bank is a member of the Federal Deposit Insurance Corporation ("FDIC") and each depositor's account is insured up to $100,000.

     The Bank also offers a complete range of alternative investment products and services. The Bank offers these services through Select Capital Corporation, an independent broker/dealer and a member of NASD and SIPC; and Select Advisors, Inc., a registered investment advisor. All investments and/or financial services offered by the representatives of Select Capital Corporation and Select Advisors, Inc. are not insured by the FDIC.

     The Bank offers limited international banking services and is considering offering trust services on an affiliated basis.

     The operating policy of the Bank since inception has emphasized serving the banking needs of individuals and small-to medium-sized businesses. In Dixon, this has included businesses involved in crop and livestock production. The economy of the Dixon area was primarily dependent upon agricultural related sources of income and most employment opportunities were also related to agriculture.

     Agriculture continued to be a significant factor in the Bank's business after the opening of the first branch office in Winters in 1970. A significant step was taken in 1976 to reduce the Bank's dependence on agriculture with the opening of the Davis Branch.

     The Davis economy is supported significantly by the University of California, Davis. In 1981, a depository branch was opened in South Davis, and was consolidated into the main Davis branch in 1986.

     In 1983, the West Sacramento branch was opened. The West Sacramento economy is largely based on transportation and distribution related businesses. This addition to the Bank's market area has further reduced the Bank's dependence on agriculture.

     In order to accommodate the demand of the Bank's customers for long-term residential real estate loans, a Real Estate Loan Office was opened in 1983. This office is centrally located in Davis, and has enabled the Bank to access the secondary real estate market.

     The Vacaville branch was opened in 1985. Vacaville is a rapidly growing community with a diverse economic base including state prison (Department of Corrections), food processing, distribution, shopping centers (Factory Outlet Stores), medical, and other varied industries.

     In 1994, the Fairfield branch was opened. Fairfield has also been a rapidly growing community bounced by Vacaville on the east. Its diverse economic base includes military (Travis AFV), food processing (Anheuser-Busch plant), retail (Solano Mall), manufacturing medical, and agriculture. Fairfield is the county seat for Solano County.

     A Real Estate Production Office was opened in El Dorado Hills, in April of 1996, to serve the growing mortgage loan demand in the foothills area north of Sacramento.

     A Small Business Administration (SBA) Loan Department was opened in April of 1997 in Sacramento to serve the small business and industrial loan demand throughout the Bank's entire market area.

     In June of 1997, the Bank's seventh branch was opened in Woodland, the County Seat of Yolo County. Woodland is an expanding and diversified 10.5 square mile city with an economy dominated by agribusiness, retail services, and an expanding industrial sector.

     Through this period of change and diversification, the Bank's policy, which emphasizes serving the banking needs of individuals and small-to medium-sized businesses, has not changed. The Bank takes real estate, crop proceeds, securities, savings and time deposits, automobiles, and equipment as collateral for loans.

     Most of the Bank's deposits are attracted from the market of northern and central Solano and southern Yolo counties. The Bank is not dependent on any single person or entity for its deposits. The loss of any one or more of the Bank's depositors would not have a material adverse effect on the business of the Bank.

Competition

     In the past, an independent bank's principal competitors for deposits and loans have been other banks (particularly major banks), savings and loan associations and credit unions. To a lesser extent, competition was also provided by thrift and loans, mortgage brokerage companies and insurance companies. Other institutions, such as brokerage houses, mutual fund companies, credit card companies and even retail establishments have offered new investment vehicles which also compete with banks for deposit business. The direction of federal legislation in recent years seems to favor competition between different types of financial institutions and to foster new entrants into the financial services market, and it is anticipated that this trend will continue.

     In order to compete with major financial institutions and other competitors in its primary service areas, the Bank relies upon the experience of its executive and senior officers in serving business clients, and upon its specialized services, local promotional activities and the personal contacts made by its officers, directors, and employees.

     For customers whose loan demand exceeds the Bank's legal lending limit, the Bank may arrange for such loans on a participation basis with correspondent banks. The seasonal swings discussed earlier have, in the past, had some impact on the Bank's liquidity. The management of investment maturities, sale of loan participations, federal fund borrowings, qualification for funds under the Federal Reserve Bank's seasonal credit program, and the ability to sell mortgages in the secondary market have allowed the Bank to satisfactorily manage its liquidity.

     The enactment of the Interstate Banking and Branching Act in 1994, as well as the California Interstate Banking and Branching Act of 1995, will likely increase competition within California. Regulatory reform, as well as other changes in federal and California law will also affect competition. While the impact of these changes, and of other proposed changes, cannot be predicted with certainty, it is clear that the business of banking in California will remain highly competitive.

Employees

     As of February 29, 2000, the Bank had approximately 195 employees, consisting of 77 officers, 45 full-time employees and 73 part-time employees. The Bank believes that its employee relations are satisfactory.

Property

     The Bank operates 12 offices in the El Dorado, Sacramento, Solano and Yolo Counties of California. The Bank owns five of these offices. The Bank's other facilities are leased.

Year 2000

     Prior to December 31, 1999, the Bank initiated and completed a comprehensive Year 2000 audit program, which consisted of a five step plan to inventory and correct any systems that were not Year 2000 compliant. The Bank engages the services of third-party software vendors and service providers for substantially all of its electronic data processing. Thus, the focus of the Bank was to monitor the Year 2000 compliance of its primary software providers. Bank regulatory agencies continuously surveyed the Bank's progression and results of the Bank's Year 2000 compliance efforts. To date, the Bank has not, nor to the Bank's knowledge, have its third-party software vendors or service providers experienced any material Year 2000-related problems. The Bank will continuously monitor its own and its third-party software vendors' and service providers' Year 2000 compliance.

Litigation

     There is no material pending litigation to which the Holding Company, the Bank or Merger Co. is a party, other than routine litigation incidental to the business of the Bank. Further, there is no material legal proceeding in which any director, executive officer, principal shareholder, or affiliate of the Holding Company, the Bank or Merger Co. or any associate of any such director, executive officer, or principal shareholder is a party and has a material interest adverse to the Holding Company, the Bank or Merger Co. None of the routine litigation in which the Bank is involved is expected to have a material adverse impact upon the financial position or results of operations of the Holding Company, the Bank or Merger Co.

Board of Directors and Officers

     The Bank's Board of Directors is presently composed of eleven members, each of whom stand for election each year. For additional information concerning directors and executive officers, see "Election of Directors," above.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers' and Directors' Compensation

     Information concerning the annual and long-term compensation for executive officers and directors is set forth above under "Election of Directors--Executive Compensation."

Committees and Meetings of the Board of Directors

     Information concerning the committees and the meetings of the Board of Directors during 1999 is set forth above under "Election of Directors--Committees of the Board of Directors of the Bank" and "Election of Directors--Board of Directors Meetings."

                              CERTAIN TRANSACTIONS

     Some of the Bank's directors and executive officers, as well as their associates and companies in which they have a financial interest, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have ordinary banking transactions with these persons or entities in the future. Except as set forth below, in the opinion of the Bank's management, the Bank made all loans and commitments to lend included in such transactions in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar creditworthiness, and these loans did not involve more than a normal risk of collectibility or present other unfavorable features.

     No director or officer of the Bank, or their associates, have had outstanding, since the beginning of 1999, aggregate extensions of credit from the Bank in excess of 10% of the Bank's total equity capital accounts.

     The aggregate extensions of credit by the Bank to all directors and executive officers and their respective associates as a group at any time since January 1, 1999, did not exceed 20% of the Bank's total equity capital accounts on that date.

                           SUPERVISION AND REGULATION

     The following is a summary of certain statutes and regulations affecting the Holding Company and the Bank. This summary is qualified in its entirety by such statutes and regulations.

Holding Company Regulation

     The Holding Company will be a registered bank holding company under the Bank Holding Company Act of 1956 (the "Bank Holding Company Act") as amended, and as such will be subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the Federal Reserve Board.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank or bank holding company.

     In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers whether the performance of any such activity by a subsidiary of the holding company reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as overconcentration of resources, decrease of competition, conflicts of interest, or unsound banking practices.

     Bank holding companies are restricted in, and subject to, limitations regarding transactions with subsidiaries and other affiliates.

Capital

     The Federal Reserve Board and FDIC require banks and holding companies to maintain minimum capital ratios.

     The Federal Reserve Board and the FDIC have adopted substantially similar risk-based capital guidelines. These ratios involve a mathematical process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the capital base of the Bank and the Holding Company. The rules set the minimum guidelines for the ratio of Total Capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) at 8% and the ratio of Tier 1 Capital to risk-weighted assets (including certain off-balance sheet activities) at 4%. To be well capitalized, the minimum ratio for Total Capital is 10% and the minimum ratio for Tier 1 Capital is 6%. At least half of the total capital is to be composed of common equity, retained earnings, and a limited amount of perpetual preferred stock less certain goodwill items ("Tier 1 Capital"). The remainder may consist of a limited amount of subordinated debt, other preferred stock, or a limited amount of loan loss reserves. At December 31, 1999, on a pro forma basis as if the transaction had been consummated on such date, the Holding Company's consolidated risk-adjusted Tier 1 Capital and Total Capital, as defined by the regulatory agencies based on the fully phased in 1992 guidelines, were 13.6% and 14.9% of risk-weighted assets, respectively, well above the minimum and well-capitalized standards mandated by the regulatory agencies.

     In addition, the federal banking regulatory agencies have adopted leverage capital guidelines for banks and bank holding companies. Under these guidelines, banks and bank holding companies must maintain a minimum ratio of 3% Tier 1 Capital (as defined for purposes of the risk-based capital guidelines) to total assets. However, most banking organizations are expected to maintain capital ratios well in excess of the minimum levels and generally must keep such Tier 1 ratio at or above 5%. To be well capitalized, the minimum Tier 1 ratio must be 6%. As of December 31, 1999, on a pro forma basis as if the transaction had been consummated on such date, the Holding Company's leverage ratio was 8.7%, well above the regulatory minimum and well-capitalized standards.

     Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect the Bank and the Holding Company, including their ability to pay dividends.

Additional Regulation

     The Bank is also subject to federal regulation as to such matters as required reserves, limitation as to the nature and amount of its loans and investments, regulatory approval of any Reorganization or Reorganization, issuance or retirement by the Bank of its own securities, limitations upon the payment of dividends and other aspects of banking operations. In addition, the activities and operations of the Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include:

     o    state consumer credit laws;

     o    laws relating to fiduciaries;

     o    the Federal Truth-in-Lending Act and Regulation Z;

     o    the Federal Equal Credit Opportunity Act and Regulation B;

     o    the Fair Credit Reporting Act;

     o    the Truth in Savings Act;

     o    the Community Reinvestment Act;

     o    anti-redlining legislation; and

     o    antitrust laws.

Dividend Regulation

     The ability of the Holding Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary, the Bank. The Bank will be subject to various statutory and regulatory restrictions on its ability to pay dividends to the Holding Company. Under such restrictions, the amount available for payment of dividends to the Holding Company by the Bank totaled $8,813,497 at December 31, 1999. In addition, the California Department of Financial Institutions and the FDIC have the authority to prohibit the Bank from paying dividends, depending upon the Bank's financial condition, if such payment is deemed to constitute an unsafe or unsound practice.

     The FDIC and the Commissioner also have authority to prohibit the Bank from engaging in activities that, in the FDIC's or the Commissioner's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC or the Commissioner could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice. Further, the FDIC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and the restrictions that are or may be imposed under the prompt corrective action provisions of federal law could limit the amount of dividends which the Bank or the Company may pay.

     The ability of a California corporation to declare and pay dividends is restricted by the CGCL. As a California corporation, the Holding Company will be restricted in its ability to declare and pay dividends. The Holding Company may make a distribution to its shareholders if one of the following standards is met: (i) the retained earnings of the corporation immediately prior to the distribution exceeds the amount of the proposed distribution; or (ii) the assets of the corporation exceed 1-1/4 times its liabilities and the current assets of the corporation exceed its current liabilities, but if the average pre-tax net earnings of the corporation before interest expense for the two years preceding the distribution was less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1-1/4 times its current liabilities.

Government Policies and Legislation

     The policies of regulatory authorities, including the Federal Reserve Board and FDIC, have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. An important function of the Federal Reserve System is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. Policies of these agencies may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

     The United States Congress has periodically considered and adopted legislation which has resulted in further deregulation of both banks and other financial institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of the Bank or the Holding Company. In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have the potential for eliminating many of the product line barriers presently separating the services offered by commercial banks from those offered by non-banking institutions.

Recently Enacted Legislation

     On November 12, 1999 President Clinton signed into law the Gramm-Leach-Bliley Act (the "GLB Act"), which becomes effective on March 11, 2000. The GLB Act repeals provisions of the Glass-Steagall Act, which prohibits commercial banks and securities firms from affiliating with each other and engaging in each other's businesses. Thus, many of the barriers prohibiting affiliations between commercial banks and securities firms have been eliminated.

     The Bank Holding Company Act is also amended by the GLB Act, to allow new "financial holding companies" to offer banking, insurance, securities and other financial products to consumers. Specifically, the GLB Act amends section 4 of the Bank Holding Company Act in order to provide for a framework for the engagement in new financial activities. A bank holding company may elect to become a financial holding company if all of its subsidiary depository institutions are well-capitalized and well-managed. If these requirements are met, a bank holding company may file a certification to that effect with the Federal Reserve Board and declare that it chooses to become a financial holding company. After the certification and declaration is filed, the financial holding company may engage either de novo or through an acquisition in any activity that has been determined by the Federal Reserve Board to be financial in nature or incidental to such financial activity. Bank holding companies may engage in financial activities without prior notice to the Federal Reserve Board if those activities qualify under the new list in section 4(k) of the Bank Holding Company Act. However, notice must be given to the Federal Reserve Board within thirty days after a financial holding company has commenced one or more of the financial activities.

     Under the GLB Act, FDIC-insured state banks, subject to various requirements (and national banks) are permitted to engage through "financial subsidiaries" in certain financial activities permissible for affiliates of FHCs. However, to be able to engage in such activities the state bank must also be well-capitalized and well-managed and receive at least a "satisfactory" rating in its most recent Community Reinvestment Act examination.

     The Holding Company cannot be certain of the effect of the foregoing recently enacted legislation on its business, although there is likely to be consolidation among financial services institutions and increased competition for all bank holding companies.

                     COMPARATIVE DESCRIPTION OF COMMON STOCK

General

     The Holding Company is a California corporation and, accordingly, is governed by the CGCL and its Articles of Incorporation and bylaws. The Bank is a California corporation and, accordingly, has been and will be, through the Effective Date of the Merger, also governed by the CGCL and by its Articles of Incorporation and bylaws. The holders of Bank common stock will, upon the completion of the Reorganization, become shareholders of the Holding Company, and their rights as such will be governed by the CGCL and the Holding Company's Articles of Incorporation and bylaws.

     The following is a general comparison of the rights of the shareholders of the Bank under the Bank's Articles of Incorporation and bylaws, on the one hand, and the rights of Holding Company shareholders (the holders of the Holding Company common stock after the Merger) under the Holding Company's Articles of Incorporation, on the other. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the CGCL, the California Financial Code, the common law thereunder, and the full text of the Holding Company's Articles of Incorporation, the Holding Company's bylaws, the Bank's Articles of Incorporation and the Bank's bylaws.

Authorized Capital

     The authorized capital stock of the Holding Company consists of 8,000,000 shares of common stock, with no par value per share. The authorized capital stock of the Bank consists of 8,000,000 shares of common stock, no stated par value per share, 3,082,640 of which were outstanding as of February 29, 2000.

     Assuming the consummation of the holding company Reorganization, the Holding Company will issue 3,082,640 shares of its common stock to existing shareholders of the Bank on the basis of one share of Holding Company common stock for each share of common stock of the Bank. The Holding Company will have a capital structure of 8,000,000 authorized shares of no par value common stock of which 3,082,640 shares would be outstanding upon consummation of the Reorganization.

     The balance of the Holding Company's authorized capital stock will be available to be issued when and as the Board of Directors of the Holding Company determines it advisable to do so. Such shares of capital stock could be issued for the purpose of raising additional capital, in connection with acquisitions of other businesses, or for other appropriate purposes. The Board of Directors of the Holding Company has the authority to issue shares of common stock to the extent of the number of authorized unissued shares without obtaining the approval of existing holders of common stock, subject to the preemptive rights provided to the holders of the common stock of the Holding Company by the Holding Company's Articles of Incorporation. See "Comparative Descriptions of Common Stock - Preemptive Rights," below.

     The issuance of additional shares of Holding Company common stock could adversely affect the voting power of holders of common stock. There are no present plans, understandings, arrangements or agreements to issue any additional shares of Holding Company common stock other than pursuant to the stock option plans and employee stock purchase plan to be assumed by the Holding Company.

Voting Rights

     Each share of common stock of the Holding Company and the Bank entitles the holder thereof to one vote on all matters, except in the election of directors. Shareholders of the Bank have, and shareholders of the Holding Company will have, cumulative voting rights as to the election of directors. See "Comparative Description of Common Stock --Cumulative Voting," below.

     Nominations for election to the Board of Directors, made other than by the Board of Directors, must be made in accordance with the procedures set forth in the Holding Company's bylaws, which are the same as the procedures set forth in
Article III, Section 21 of the Bank's bylaws. In addition, directors must satisfy certain qualifications set forth in the Holding Company's bylaws, which are essentially the same as the qualifications set forth in Article III, Section 20 of the Bank's bylaws. See "Anti-Takeover Measures--Director Qualification and Nomination Procedures," above.

Liquidation Rights

     In the event of liquidation, holders of common stock of the Holding Company and the Bank are entitled to similar rights as to assets distributable to shareholders on a pro rata basis.

Preemptive Rights

     Pursuant to Article Fifth of the Bank's Articles of Incorporation, each holder of common stock of the Bank have preemptive rights to subscribe for or to purchase such holder's proportionate share of additional securities issued by the Bank, except for securities issued pursuant to the Bank's stock option, stock purchase or other stock plans or in connection with the acquisition by the Bank of another entity or business segment of any such entity by merger, purchase of substantially all the assets or other type of acquisition transaction. Under a provision of the Holding Company's Articles of Incorporation, holders of common stock of the Holding Company will have comparable preemptive rights to subscribe for or to purchase additional securities which may be issued by the Holding Company.

Cumulative Voting

     Each share of common stock of the Bank entitles the holder thereof to one vote on all matters except for the election of directors where shareholders are entitled to vote cumulatively if a shareholder gives notice of an intention to cumulate votes prior to the voting. Each share of common stock of the Holding Company entitles the holder thereof to one vote on all matters except for the election of directors where shareholders are entitled to vote cumulatively if a shareholder gives notice of an intention to cumulate votes prior to the voting. A shareholder voting cumulatively may cast votes equal to the number of shares he or she owns times the number of Directors to be elected in favor of one nominee or allocate such votes among the nominees as he or she determines. However, pursuant to Section 708 of the CGCL, once the Holding Company's stock becomes designated as qualified for trading on the NASDAQ National Market System and the Holding Company has at least 800 shareholders as of the record date of its most recent annual meeting of shareholders, then Section 708 of the CGCL will no longer be applicable. The Board of Directors of the Holding Company has no plans to cause the common stock of the Holding Company to be traded on the NASDAQ National Market System.

Indemnification

     The Holding Company's Articles of Incorporation and bylaws provide for indemnification of officers, directors, employees and agents to the fullest extent permitted by California law and provide for the elimination of liability of directors for monetary damages to the fullest extent permissible under California law and provide further for indemnification (by by-law, agreement or otherwise) of agents to the fullest extent permissible under California law.

     Under certain circumstances, the provisions regarding indemnification may not be applicable under certain federal banking and securities laws and regulations.

Dividend Rights

     Dividends may be paid on common stock of the Holding Company as are declared by the Board of Directors out of funds legally available therefor. The Holding Company is required to comply with California law with respect to, among other things, distributions to shareholders.

     Dividends may be paid on common stock of the Bank as are declared by the Board of Directors out of funds legally available therefor. Dividends paid by the Bank on its common stock must be declared from the lesser of retained earnings or the Bank's net income for its last three fiscal years (less any distributions made to shareholders during such period). In the event a bank has no retained earnings or net income for its last three fiscal years, cash dividends may be paid in an amount not exceeding the net income for such bank's last preceding fiscal year only after obtaining the prior approval of the Commissioner of Financial Institutions. The Commissioner of Financial Institutions may order the bank to refrain from making a proposed distribution if the making of the distribution by the bank would be unsafe or unsound.

State Anti-Takeover Statute

     Under the CGCL, if a party that makes a tender offer or proposes to acquire a corporation by a reorganization or certain sales of assets is controlled by such corporation or an officer or director of such corporation, or if a director or executive officer of such corporation has a material financial interest in such party (each an "Interested Party Proposal"), (i) an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation and (ii) such shareholders must be (a) informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons and (b) afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal.

Anti-takeover Provisions

     A vote of the holders of at least a majority of the outstanding shares of common stock of the Bank is required to effectuate a voluntary liquidation of the Bank, reorganization of the Bank, merger or reorganization of the Bank with another bank, or the increase or decrease of the Bank's authorized or outstanding capital stock, except as provided in Article Seventh of the Bank's Articles of Incorporation. Similarly, a majority vote of the outstanding stock is required for such transactions of the Holding Company, unless a higher or lower voting requirement is established in the Holding Company's Articles of Incorporation.

     Pursuant to the Articles of Incorporation of the Bank, a majority vote of the issued and outstanding shares is sufficient to amend the Articles of the Incorporation of the Bank, other than Article Seventh. In accordance with Article Seventh of the Bank's Articles of Incorporation a "Reorganization" requires the approval of 70% of the outstanding shares of common stock unless such Reorganization has been approved by 70% of the Board of Directors.

     In accordance with Article 6 of the Holding Company's Articles of Incorporation, a "Business Combination" (which includes any merger, consolidation, sale, lease or other disposition of greater than 10% of the assets of the Holding Company; issuance or sale of any securities of the Holding Company; and adoption of a plan of liquidation) requires the approval of 66 2/3% of the outstanding shares of common stock including those held by the Interested Shareholder and the satisfaction of certain other conditions, including a "Fair Price," unless such Business Combination has been approved by 66 2/3% of the "Disinterested Directors." In addition, an amendment of Article 6 of the Holding Company's Articles of Incorporation must be approved by the affirmative vote of 66 2/3% of the outstanding shares of common stock, and if there is an Interested Shareholder, by a majority of the Disinterested Shareholders. Because the executive officers and directors of the Holding Company will own approximately 11.41% of the shares of the Holding Company (assuming consummation of the proposed Reorganization and assuming there are no dissenting shareholders to the transaction), a Business Combination with an Interested Shareholder may be difficult to approve without the consent of the Disinterested Directors and management.

     If a California corporation amends its articles of incorporation to include a supermajoirty voting provision, pursuant to Section 710 of the CGCL the supermajority voting provision must be renewed every two years by the affirmative vote of the percentage of the outstanding shares required by the supermajority voting provision in order to remain effective. Because the supermajority voting provisions of the Holding Company's Articles of Incorporation are contained in the original articles of incorporation, the two year renewal requirement of Section 710 is not applicable to the Holding Company's supermajority voting provisions. Section 710 of the CGCL is also not applicable to the supermajority voting provisions in the Bank's articles of incorporation because they existed in Bank's articles of incorporation prior to the adoption of Section 710.

     In addition, the Holding Company's Articles of Incorporation requires the Board of Directors, when evaluating a merger proposal, to consider the social and economic effects of the transaction on employees, shareholders, customers and suppliers in the communities in which the Bank operates, in addition to monetary factors.

                                     REPORTS

     The Bank currently files periodic reports with the FDIC pursuant to the Securities Exchange Act of 1934, as amended, as a "reporting company." Subsequent to the consummation of the transaction, the Holding Company as "successor" to the Bank will file similar reports with the SEC. The Holding Company will deliver to the shareholders of the Holding Company an annual report containing audited financial information as required under the Exchange Act. While the Holding Company will file quarterly reports with the SEC, copies of which may be obtained from the SEC, the Holding Company is not obligated and does not currently intend to provide copies of such quarterly reports to shareholders.

                                  LEGAL OPINION

     Certain legal matters in connection with the issuance of common stock of the Holding Company in the Reorganization will be passed upon by Pillsbury Madison & Sutro LLP, San Francisco, California.

                              SHAREHOLDER PROPOSALS

     Under the rules of the regulatory authorities, if a shareholder wants to include a proposal in the Bank's proxy statement and form of proxy for presentation at the 2001 annual meeting of shareholders, the proposal must be received by the Bank at its principal executive offices by November 25, 2000.

     Under the Bank's bylaws, as permitted by the regulatory authorities, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

     Nomination of directors must be made by notification in writing delivered or mailed to the President of the Bank at the Bank's principal executive offices not less that 30 days or more than 60 days prior to any meeting of shareholders called for elections of directors and must contain certain information about the director nominee. The Bank's annual meeting of shareholders is generally held on the fourth Thursday of April. If the Bank's 2001 annual meeting of shareholders is held on schedule, the Bank must receive notice of any nomination no earlier than February 25, 2001, and no later than March 27, 2001. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Bank not less than 70 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting. The Bank must receive notice of any proposed business item no earlier than January 27, 2001, and no later than February 16, 2001. If the Bank does not receive timely notice, the Bank's bylaws preclude consideration of the business item at the annual meeting. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

     A copy of the Bank's bylaws may be obtained upon written request to the Secretary of the Bank at the Bank's principal executive offices.

     In the event the Reorganization is approved and effected, the Bank will cease to be publicly held and the shareholders of the Bank will become shareholders of the Holding Company. Because (i) the bylaws of the Holding Company contain provisions governing shareholder proposals that are substantially identical to those contained in the Bank's bylaws and (ii) it is anticipated that the Holding Company's 2001 annual meeting would also be held on the fourth Thursday of April each year, the foregoing dates and deadlines for shareholder proposals are expected to be applicable to the Holding Company's 2001 annual meeting of shareholders.

                                  OTHER MATTERS

     The management of the Bank is not aware of any other matters to be presented for consideration at the Meeting or any adjournments or postponements thereof. If any other matters should properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

     Upon the written request of any Shareholder, the Management will provide without charge, a copy of the Bank's Annual Report on Form 10-K. All requests should be addressed to Mr. James S. Duke, Corporate Secretary, First Northern Bank of Dixon, 195 North First Street, Dixon, California 95620.

                                            By Order of the Board of Directors

                                            /s/ Owen J. Onsum

                                            Owen J. Onsum
                                            President and
                                            Chief Executive Officer

                                     ANNEX I


                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is entered into as of March 21, 2000, by and among FIRST NORTHERN BANK OF DIXON (the "Bank"), FNCB Merger Corp. ("Merger Co."), and FIRST NORTHERN COMMUNITY Bancorp (the "Holding Company").


                            RECITALS AND UNDERTAKINGS


     A. The Bank is a California state-chartered bank with its principal office in the City of Dixon, State of California. Merger Co. is a corporation duly organized and existing under the laws of the State of California. The Holding Company is a corporation duly organized and existing under the laws of the State of California with its principal office in the City of Dixon, State of California.

     B. As of the date hereof, the Bank has 8,000,000 shares of common stock without par value authorized and 3,064,147 shares of common stock issued and outstanding.

     C. As of the date hereof, Merger Co. has 100 shares of common stock without par value authorized. Immediately prior to the Effective Time (as such term is defined below), all 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

     D. As of the date hereof, the Holding Company has 8,000,000 shares of common stock without par value authorized.

     E. The Boards of Directors of the Bank, the Holding Company and Merger Co., respectively, have unanimously approved this Agreement and the Agreement of Merger attached hereto as Annex A (the "Merger Agreement ") and authorized the execution and delivery of each thereof.

     F. The Holding Company, as sole stockholder of Merger Co., has approved this Agreement and authorized its execution.


                                    AGREEMENT


     Section 1. General
                --------

     1.1 The Merger. At the Effective Time, Merger Co. shall be merged with and
         ----------
into the Bank, with the Bank being the surviving corporation (the "Merger"). The Bank shall thereafter be a subsidiary of the Holding Company, and its name shall continue to be "First Northern Bank of Dixon."

     1.2 Effective Time. The merger described herein shall become effective at
         --------------
the time when an executed copy of the Merger Agreement is filed with the
     Secretary of State of the State of California in accordance with Section 1103 of the California General
Corporation Law (the "Effective Time").

     1.3 Articles of Incorporation and Bylaws. At the Effective Time, the
         ------------------------------------
Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of the Bank until amended; the Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall remain the Bylaws of the Bank until amended; the certificate of authority of the Bank issued by the Commissioner of Financial Institutions of the State of California shall remain the certificate of authority of the Bank, and the Bank's deposit insurance coverage by the Federal Deposit Insurance Corporation shall remain the deposit insurance of the Bank.

     1.4 Directors and Officers. At the Effective Time, the directors and
         ---------------------
officers of the Bank immediately prior to the Effective Time shall remain the directors and officers of the Bank. The directors of the Bank shall serve until the next annual meeting of shareholders of the Bank or until such time as their successors are elected and have been qualified.

     1.5 Effect of the Merger.
         --------------------

     (a) Assets and Rights. At the Effective Time and thereafter, all rights,

         -----------------
privileges, franchises and property of Merger Co. and all debts and liabilities due or to become due to Merger Co., including choses in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion vested in the Bank without further act or deed; and the Bank shall have and hold the same in its own right as fully as the same was possessed and held by Merger Co.

     (b) Liabilities. At the Effective Time and thereafter, all debts,
         -----------
liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, Merger Co. shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Bank in the same manner as if the Bank had itself incurred or become liable for them.

     (c) Creditors' Rights and Liens. At the Effective Time and thereafter, all
         ---------------------------
rights or creditors of Merger Co. and all liens upon the property of Merger Co. shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Time.

     (d) Pending Actions. At the Effective Time and thereafter, any action or
         ---------------
proceeding pending by or against Merger Co. shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the merger described herein had not occurred, or with the Bank substituted in place of Merger Co. as the case may be.

     1.6 Further Assurances. Merger Co. agrees that at any time, or from time to
         ------------------
time, as and when requested by the Bank, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Bank, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Bank, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights transferred to the Bank in this Section 1, or otherwise to carry out the intent and purposes of this Agreement and the Merger Agreement.

     Section 2. Stock
                -----

     2.1 Stock of Merger Co. At the Effective Time, each share of common stock
         -------------------
of Merger Co. issued and outstanding immediately prior to the Effective date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Bank.

     2.2 Stock of the Bank. At the Effective Time, each share of common stock of
         -----------------
the Bank issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Section 2.3 hereto (the "Exchange").

     2.3 Exchange of Stock by the Bank Shareholders. At the Effective Time or as
         ------------------------------------------
soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Section 2.2 hereof:

     (a) The shareholders of the Bank of record immediately prior to the Effective Time shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.

     (b) Subject to the provisions of Section 2.3(c) hereof, the Holding Company shall issue to the shareholders of the Bank the shares of common stock of the Holding Company which said shareholders are entitled to receive.

     (c) After the Effective Time, outstanding certificates representing shares of common stock of the Bank (except certificates issued to the Holding Company in connection with the merger described herein) shall represent shares of the common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

     2.4 Outstanding Options. After the Effective Time, and by virtue of the
         -------------------
Merger, the options to purchase shares of capital stock of the Bank which have been granted by the Bank pursuant to the Bank's Outside Directors' 1997 Non-Statutory Stock Option Plan and the First Northern Bank of Dixon 1997 Stock Option Plan which shall be in effect immediately prior to the Merger shall be deemed to be options granted by the Holding Company to purchase shares of common stock of the Holding Company having the same exercise price and exercise periods, and being for the same number of shares of common stock of the Holding Company as was the number of shares of capital stock of the Bank covered by the corresponding option granted by the Bank and subject to and in accordance with the terms, conditions and provisions of such options, the Holding Company shall, from time to time, issue shares of its common stock upon the exercise of such options.

     Section 3. Approvals
                ---------

     3.1 Stockholder Approval. This Agreement and the Merger Agreement shall be
         --------------------
submitted to the shareholders of the Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

     3.2 Regulatory Approvals. Each of the parties hereto shall proceed
         --------------------
expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the merger described herein to be consummated, including without limitation the consents and approvals referred to in Section 4.1(b) and 4.1(d) hereof.

     Section 4. Conditions Precedent, Termination and Payment of Expenses
                ---------------------------------------------------------

     4.1 Conditions Precedent to the Merger. Consummation of the Merger is
         ----------------------------------
subject to and conditioned upon the following:

     (a) Ratification and confirmation of this Agreement and the Merger Agreement by the shareholders of the Bank in accordance with applicable provisions of law;

     (b) Procuring all other consents and approvals and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the Merger to be consummated, including without limitation: (i) approval from the Federal Deposit Insurance Corporation, the Commissioner of Financial Institutions of the State of California, and the Board of Governors of the Federal Reserve System; and (ii) approval of the California Commissioner of Corporations under the California Corporate Securities Law of 1968, and securities administrators of other applicable jurisdictions, with respect to the securities of the Holding Company issuable upon consummation of the Merger;

     (c) Receipt and continued effectiveness at the Effective Time (unless waived by each of the parties hereto) of an opinion of counsel and/or accountants to the effect that neither the Merger nor the Exchange nor any of the other transactions contemplated hereby or by the Merger Agreement will result in any taxable gain or loss for the parties hereto or the shareholders of the Bank;

     (d) Procuring all consents or approvals, governmental or otherwise, which in the opinion of counsel for the Bank are or may be necessary to permit or to enable the Bank to conduct, upon and after the Merger, all or any part of the businesses and other activities that the Bank engages in immediately prior to the Merger, in the same manner and to the same extent that the Bank engaged in such businesses and other activities immediately prior to the Merger; and

     (e) Performance by each of the parties hereto of all of their respective obligations under this Agreement and the Merger Agreement which are to be performed prior to the consummation of the Merger.

     4.2 Termination of the Merger. In the event that any condition specified in
         -------------------------
Section 4.1 hereof cannot be fulfilled, or prior to the Effective Time the Board of Directors of any of the parties hereto reaches any of the following determinations:

     (a) The number of shares of common stock of the Bank voting against the Merger described herein makes consummation of the Merger inadvisable; or

     (b) Any action, suit, proceeding or claim relating to the Merger, whether initiated or threatened, makes consummation of the Merger inadvisable; or

     (c) Consummation of the Merger is inadvisable for any other reason;

then this Agreement shall terminate. Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

     4.3 Expenses of the Merger. All expenses incurred by the Bank, Merger Co.
         ----------------------
and the Holding Company in connection with the Merger, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne by the Bank.

     This Agreement amends and supplants that certain Agreement and Plan of Reorganization of even date herewith executed by Owen J. Onsum and Louise A. Walker in their capacities as officers of Bank, Merger Co. and Holding Company, respectively.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Bank:                             FIRST NORTHERN BANK OF DIXON


                                  By:
                                     ----------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer

                                  By:
                                     ----------------------------------
                                      Name: James S. Duke
                                      Its:  Corporate Secretary

Merger Co.:                       FNCB MERGER CORP.


                                  By:
                                     ----------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer

                                  By:
                                     ----------------------------------
                                      Name: James S. Duke
                                      Its: Corporate Secretary

Holding Company:                  FIRST NORTHERN COMMUNITY BANCORP


                                  By:
                                     ----------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer

                                  By:
                                     ----------------------------------
                                      Name: James S. Duke
                                      Its: Corporate Secretary

                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER, dated as of March 21, 2000 (this "Merger Agreement"), is made and entered into by and between FIRST NORTHERN BANK OF DIXON (the "Bank"), FNCB MERGER CORP. ("Merger Co."), and FIRST NORTHERN COMMUNITY BANCORP (the "Holding Company").


                            RECITALS AND UNDERTAKINGS

     A. The Bank is a California state-chartered bank with its principal office in the City of Dixon, State of California. Merger Co. is a corporation duly organized and existing under the laws of the State of California. The Holding Company is a corporation duly organized and existing under the laws of the State of California with its principal office in the City of Dixon, State of California.

     B. As of the date hereof, the Bank has 8,000,000 shares of common stock without par value authorized and 3,064,147 shares of common stock issued and outstanding.

     C. As of the date hereof, Merger Co. has 100 shares of common stock without par value authorized. Immediately prior to the Effective Date (as such term is defined below), all 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

     D. As of the date hereof, the Holding Company has 8,000,000 shares of common stock without par value authorized.

     E. The Boards of Directors of the Bank, the Holding Company and Merger Co., respectively, have unanimously approved an Agreement and Plan of Reorganization dated of even date herewith (the "Agreement"), providing, among other things, for the execution and filing of this Merger Agreement.

     F. The Holding Company, as sole shareholder of Merger Co., has approved the Agreement and this Merger Agreement and authorized their execution.

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Merger Co. shall be merged with and into the Bank (the "Merger") in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:

1. Merge.

1.1 Effective Date. Upon the filing with the California Secretary of State of a
    --------------
duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto, the Merger shall become effective.

1.2 Effect of the Merger. On the Effective Date, Merger Co. shall be merged with
    --------------------
and into the Bank and the separate corporate existence of Merger Co. shall cease. The Bank shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Merger Co. and the separate existence of the Bank as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

2. Corporate Governance Matters.
   -----------------------------

2.1 Articles of Incorporation and By-Laws. From and after the Effective Date and
    -------------------------------------
until thereafter amended as provided by law: (a) the Articles of Incorporation of the Bank as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and
(b) the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

2.2 Directors and Officers. On the Effective Date: (a) the directors of the
    ----------------------
Surviving Corporation shall be those persons who are the directors of the Bank immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of the Bank at the Effective Date.

3. Stock.
   ------

3.1 Stock of Merger Co. At the Effective Date, each share of common stock of
    -------------------
Merger Co. issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Bank.

3.2 Stock of the Bank. At the Effective Date, each share of common stock of the
    -----------------
Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Section 3.3 hereto.

3.3 Exchange of Stock by the Bank Shareholders. At the Effective Date or as soon
    ------------------------------------------
as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Section 3.2 hereof:

     (a) The shareholders of the Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.

     (b) Subject to the provisions of Section 3.3(c) hereof, the Holding Company shall issue to the shareholders of the Bank the shares of common stock of the Holding Company which said shareholders are entitled to receive.

     (c) After the Effective Time, outstanding certificates representing shares of common stock of the Bank (except certificates issued to the Holding Company in connection with the Merger) shall represent shares of common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

3.4 Outstanding Options. After the Effective Time, and by virtue of the Merger,
    -------------------
the options to purchase shares of capital stock of the Bank which have been granted by the Bank pursuant to the Bank's Outside Directors' 1997 Non-Statutory Stock Option Plan and the First Northern Bank of Dixon 1997 Stock Option Plan which shall be in effect immediately prior to the Merger shall be deemed to be options granted by the Holding Company to purchase shares of common stock of the Holding Company having the same exercise price and exercise periods, and being for the same number of shares of common stock of the Holding Company as was the number of shares of capital stock of the Bank covered by the corresponding option granted by the Bank and subject to and in accordance with the terms, conditions and provisions of such options, the Holding Company shall, from time to time, issue shares of its common stock upon the exercise of such options.

4. Termination or Amendment.
   ------------------------

4.1 This Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

4.2 This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

5. Miscellaneous.
   -------------

5.1 The Agreement is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 195 North First Street, Dixon,
     California 95620.

5.2 A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost to any shareholder of Merger Co. or the Bank.

5.3 The Agreement between the parties to the Merger has been executed by the parties in accordance with the requirements of Section 1102 of the California General Corporation Law.

5.4 This Agreement amends and supplants that certain Agreement of Merger of even date herewith executed by Owen J. Onsum and Louise A. Walker in their capacities as officers of Bank, Merger Co. and Holding Company, respectively.

IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

Bank:                             FIRST NORTHERN BANK OF DIXON


                                  By:  /s/ Owen J. Onsum
                                      -----------------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer



                                  By:  /s/ James D. Duke
                                      -----------------------------------------
                                      Name: James S. Duke
                                      Its Corporate Secretary

Merger Co.:                       FNCB MERGER CORP.


                                  By:  /s/ Owen J. Onsum
                                      -----------------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer



                                  By:  /s/ James S. Duke
                                      -----------------------------------------
                                      Name: James S. Duke
                                      Its Corporate Secretary

Holding Company:                  FIRST NORTHERN COMMUNITY BANCORP


                                  By:  /s/ Owen J. Onsum
                                      -----------------------------------------
                                      Name: Owen J. Onsum
                                      Its President and Chief Executive Officer



                                  By:  /s/ James S. Duke
                                      -----------------------------------------
                                      Name: James S. Duke
                                      Its Corporate Secretary

                                    ANNEX II


                            ARTICLES OF INCORPORATION

                                       OF

                        FIRST NORTHERN COMMUNITY BANCORP

                                   ARTICLE 1

     The name of the corporation is First Northern Community Bancorp.

                                   ARTICLE 2

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE 3

     The name in the State of California of the corporation's initial agent for service of process is:

                              CT Corporation System

                                    ARTICLE 4

     The corporation is authorized to issue one class of shares to be designated Common Stock ("Common Stock"). Such shares shall be without par value. The total number of shares of Common Stock the corporation shall have authority to issue is eight million (8,000,000).

                                   ARTICLE 5

     Except as specified hereinbelow, each holder of Common Stock of the corporation shall have full preemptive rights, as defined by law, to subscribe for or purchase such holder's proportionate share of any Common Stock that may be offered for sale or sold at any time by the corporation. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of Common Stock must be exercised. The foregoing right shall not apply to the sale or issuance by the corporation of additional shares of Common Stock (i) in connection with the acquisition by the corporation of another entity or business segment of any such entity by merger, purchase of all or substantially all the assets or other type of acquisition transaction; (ii) pursuant to any stock option, stock purchase or other stock plan, agreement or arrangement previously approved by the corporation's shareholders; (iii) in a public offering provided that the terms of the offering include a requirement that if the offering is over-subscribed, shares will be allocated on a pro rata basis based on actual paid subscriptions received by the corporation.

                                   ARTICLE 6

     6.1 In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 6.2 of this Article 6, any "Business Combination" (as hereinafter defined), which shall be consummated at a time when there shall exist an "Interested Shareholder" (as hereinafter defined), shall require the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Common Stock of this corporation entitled to vote. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise.

     In addition to the higher vote requirement, except as otherwise expressly provided in Section 6.2 of this Article 6, prior to effecting any such Business Combination all of the following conditions shall have been met:

     6.1.1 The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the higher of the following:

     6.1.1.1 (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of the Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Shareholder, if within two years of the Announcement Date, whichever is higher; and

     6.1.1.2 the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder the ("Determination Date"), if within two years of the Announcement Date, whichever is higher.

     6.1.2 The consideration to be received by holders of the Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of the Common Stock. The price determined in accordance with Section
6.1.1 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

     6.1.3 After such shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination and except to the extent that the corporation may be prohibited by law from making a distribution to shareholders: (1) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock of this corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least sixty-six and two-thirds percent (66 2/3%) of the "Disinterested Directors" (as hereinafter defined), and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number or outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by at least sixty-six and two-thirds percent (66 2/3%) of the Disinterested Directors; and (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of stock of this corporation except as part of the transaction which results in such shareholder becoming an Interested Shareholder within the two-year period prior to such consummation.

     6.1.4 After such shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any "Subsidiary" (as hereinafter defined), whether in anticipation of or in connection with such Business Combination or otherwise.

     6.1.5 A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all holders of the Common Stock of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     6.2 The provisions of Section 6.1 of this Article 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if the Business Combination shall have been approved by at least sixty-six and two-thirds percent (66 2/3%) of the Disinterested Directors; or, if either

     6.2.1 there is pending any proceeding or other action by the Federal Deposit Insurance Corporation pursuant to ss. 1818(a) or ss. 1823(c) of Title 12 of the United States Code in connection with any of the banking subsidiaries of the corporation; or

     6.2.2 there is outstanding any order of the Commissioner of Financial Institutions of the State of California pursuant to California Financial Code ss.ss. 3100-3132 or ss.ss. 3180-3187 against any banking subsidiary of the corporation, or any other provision of similar purpose as hereinafter adopted and as the same may be amended at a future time.

     6.3 For the purposes of this Article 6 the following definitions apply:

     6.3.1 A "person" means any individual, firm, corporation or other entity.

     6.3.2 "Interested Shareholder" means any person (other than this corporation or any Subsidiary) who or which:

     6.3.2.1 is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the issued and outstanding stock of this corporation; or

     6.3.2.2 is an "Affiliate" of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the issued and outstanding stock of this corporation; or

     6.3.2.3 is an assignee of or has otherwise succeeded to any shares of stock of this Corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     6.3.3 A person shall be a "beneficial owner" of stock of this corporation:

     6.3.3.1 which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     6.3.3.2 which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     6.3.3.3 which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of stock of this corporation.

     6.3.4 "Business Combination" shall include:

     6.3.4.1 any merger or consolidation of the corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or other business entity (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

     6.3.4.2 any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of
                                      -63-
the corporation or any Subsidiary having an aggregate Fair Market
Value of ten percent (10%) or more of the total value of the assets of the corporation reflected in the most recent balance sheet of the corporation; or

     6.3.4.3 the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of twenty percent (20%) of shareholders' equity or more; or

     6.3.4.4 the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; except that this provision shall not limit the right of the shareholders to elect voluntarily to wind up or dissolve the corporation by the vote of shareholders holding shares of stock representing fifty percent (50%) or more of the stock then entitled to vote in the election of directors; or

     6.3.4.5 any reclassification of the corporation's securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate beneficial ownership of any Interested Shareholder or any Affiliate of any Interested Shareholder in the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary.

     6.3.5 "Affiliate," and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 2000.

     6.3.6 "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     6.3.7 "Fair Market Value" means as to the stock of this corporation the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     6.3.8 "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for purposes of the definition of Interested Shareholder, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly by this corporation.

     In the event of any Business Combination in which this corporation survives, the phrase "other consideration to be received" as used in Section 6.1 of this Article 6 shall include the shares of stock of this corporation retained by the holders of such shares.

     6.4 A majority of the directors shall have the power and duty to determine for the purposes of this Article 6, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of stock of this corporation beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, or (D) whether the assets which are the subject of any Business Combination constitute substantially all assets of this corporation. A majority of the directors shall have the further power to interpret all of the terms and provisions of this
Article 6.
                                      -64-

     6.5 Nothing contained in this Article 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     6.6 Notwithstanding any other provisions of these Articles of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of this corporation shall be required to amend, repeal or adopt any provisions inconsistent with this Article 6.

                                   ARTICLE 7

     The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any Equity Security (as defined hereinafter) of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase, lease, or otherwise acquire all or substantially all of the property of the corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders consider all of the following factors and any other factors it deems relevant: (i) the social and economic effects on the employees, shareholders, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation or its subsidiaries operate or are located, including, without limitation, the availability of credit and other banking services to the communities served by the corporation; (ii) whether the proposed transaction might violate federal or state laws; and (iii) not only the consideration being offered in the proposed transaction in relation to the then current market price for or book value of the outstanding Common Stock of the corporation, but also to the market price for or book value of the Common Stock of the corporation over a period of years and the corporation's future value as an independent entity. For purposes of this Article 7, "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 2000.

                                   ARTICLE 8

     The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law. Any amendment, repeal or modification of any provision of this Article 8 shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

     Dated:  February 3, 2000.


                                         /S/ Owen J. Onsum
                                        ----------------------------------------
                                         Owen J. Onsum, Incorporator

LOGO
                               FIRST NORTHERN BANK
                                    OF DIXON

The undersigned hereby appoint(s) Dorothy F. Wallace and Ernest J. Weyand, and either of them, each with full power of substitution as Proxy of the undersigned, to attend the Annual Meeting of the Shareholders of First Northern Bank of Dixon to be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California, at 7:30 p.m., on April 27, 2000 and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below:

The Proxy is solicited by the Board of Directors and unless otherwise specified will be voted FOR all nominees, and FOR Proposals 2 and 3.
              ---                   ---

  1. To elect the following eleven (11) persons to the Board of Directors to serve until the 2001 Annual Meeting of Shareholders and until their successors shall be elected and qualified:

Lori J. Andrete       Gregory DuPratt   William H. Jones, Jr. David W. Schulze
Frank J. Andrews, Jr. John F. Hamel     Foy S. McNaughton     Thomas S. Wallace
John M. Carbahal      Diane P. Hamlyn   Owen J. Onsum

  /_/  VOTE FOR ALL NOMINEES LISTED ABOVE,               /_/      VOTE WITHHELD
       except for the nominee(s) named, if any: _____________________________

  2. To ratify the Selection of KPMG LLP as Independent Public Accountants for 2000.
            /_/      FOR            /_/     AGAINST         /_/      ABSTAIN

  3.   To approve the Bank Holding Company reorganization.
           /_/      FOR             /_/      AGAINST       /_/      ABSTAIN

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

This Proxy will be voted as directed by the Shareholder or, if no instructions are given by the Shareholder, the Proxy Holders will vote "FOR" the above Proposals.

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

       Dated:  ___________________, 2000                  Signed  _________________________________________

       Dated:  ___________________, 2000                  Signed  _________________________________________

-------------------------------------------------------------------------------------------------------------------------------
   Please Sign exactly as shown below and give your full title, if applicable
-------------------------------------------------------------------------------------------------------------------------------

I/We do /_/          do not  /_/             expect to attend this meeting.            Number expected to attend:
                                                                                                                 --------------

               Please indicate how you would like your nametag(s) to read:

         ----------------------------------------------                               -----------------------------------------
                                                                Please Type
                                                                  or Print
         ----------------------------------------------                               -----------------------------------------


                 PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN
                           IT IN THE ENCLOSED ENVELOPE

Name on account and number of shares
as of February 29, 2000